UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.
720 Pennsylvania Drive
Exton, Pennsylvania 19341
610-646-9800
NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS
Dear Shareholder:
You are invited to attend the Annual Meeting of Shareholders of Innovative Solutions and Support, Inc. (the “Company”).
Date: April 17, 2025
Time: 10:00 a.m., Eastern Daylight Time
Location: 720 Pennsylvania Drive, Exton, PA 19341-1129 USA
Purposes of the Meeting:
•
To elect six directors to hold office until the annual meeting of shareholders in 2026, or until their respective successors have been duly elected and qualified;

•
To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025; and

•
To transact any other business that may properly come before the meeting.

Record Date:
February 20, 2025, is the record date for the meeting. This means that holders of the Company’s common stock at the close of business on that date are entitled to receive notice of the meeting and vote at the meeting and any adjournment or postponement of the meeting.
In the event that the meeting is adjourned for one or more periods totaling at least 15 days due to the fact that there is not a proper quorum, the shareholders entitled to vote who attend the adjourned meeting, even if there is not a proper quorum, shall constitute a quorum for the purpose of acting upon any of the named matters above.
The Company considers your vote important and encourages you to vote as soon as possible.
/s/ SHAHRAM ASKARPOUR

President and Chief Executive Officer
March 5, 2025

INNOVATIVE SOLUTIONS AND SUPPORT, INC.
720 Pennsylvania Drive
Exton, Pennsylvania 19341
610-646-9800

i

INNOVATIVE SOLUTIONS AND SUPPORT, INC.
720 Pennsylvania Drive
Exton, Pennsylvania 19341
610-646-9800
PROXY STATEMENT
for
Annual Meeting of Shareholders
April 17, 2025
The Board of Directors (the “Board”) of Innovative Solutions and Support, Inc. (the “Company”) is soliciting your proxy to vote your shares at the Company’s 2025 annual meeting of shareholders (the “Annual Meeting”). The Annual Meeting will be held on April 17, 2025, at 10:00 a.m., Eastern Daylight Time, at the Company’s corporate offices at 720 Pennsylvania Drive, Exton, Pennsylvania.
On or about March 5, 2025, the Company will mail to its shareholders of record as of February 20, 2025, the record date for the Annual Meeting, a copy of this Proxy Statement (“Proxy Statement”), including the Notice of Annual Meeting of Shareholders (the “Notice”) and the Proxy Card, as well as the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, as amended (the “Annual Report”). Please carefully review the Proxy Statement for information on the matters to be presented at the Annual Meeting and for instructions on how to vote your shares. Our Annual Report, including financial statements for such a period, does not constitute any part of the material for the solicitation of proxies, but copies are available to shareholders upon request.

ABOUT THE MEETING
Your vote is important.
You may revoke this proxy at any time before it is voted by written notice to the Company’s Chief Financial Officer, Jeffrey DiGiovanni, by submission of a proxy bearing a later date, or by casting a ballot at the Annual Meeting. Properly executed and delivered proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided or, if no directions are provided, will be voted by one of the individuals named on your proxy card, as recommended by the Board. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s) to whom you wish to give your proxy.
Proxy Materials are Available on the Internet.
Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. On or about March 5, 2025, we will commence mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to shareholders of record as of February 20, 2025, with instructions on how to access the proxy materials online at proxyvote.com and how to vote. Other shareholders, in accordance with their prior requests, will receive an email with instructions on how to access our proxy materials and vote, or will be mailed paper copies of our proxy materials and a proxy card or voting form. Shareholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials in print by mail or electronically by email. Our proxy materials are also available at https://innovative-ss.com/investor-relations/investor-information.
Who can vote?
Shareholders of record at the close of business on February 20, 2025, the record date for the Annual Meeting, are entitled to notice and to vote at the Annual Meeting. On February 20, 2025, 17,545,314 shares of Company common stock were outstanding and entitled to vote. The Company does not have any other classes of voting stock outstanding other than Company common stock. Each share of common stock is entitled to one vote, and there are no cumulative voting rights when voting for directors. A list of shareholders eligible to vote will be available at the offices of Innovative Solutions and Support, Inc., 720 Pennsylvania Drive, Exton, Pennsylvania 19341 on the date of the Annual Meeting. Shareholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.
What is “House-holding”?
If you and other residents at your mailing address own shares of common stock in “street name,” your broker or bank may have notified you that your household will receive only one Annual Report and Proxy Statement or Notice of Internet Availability for each company in which you hold stock through that broker or bank. This practice is known as “house-holding.” Unless you responded that you did not want to participate in “house-holding,” you were deemed to have consented to the process. Each shareholder will continue to receive a separate proxy card or voting instruction card. If you wish to revoke your consent to house-holding, you must contact your broker, bank or other nominee.
If you did not receive an individual copy of this year’s Proxy Statement and Annual Report or Notice of Internet Availability, the Company will promptly send a copy to you upon written or oral request to the Company’s Chief Financial Officer, Jeffrey DiGiovanni, 720 Pennsylvania Drive, Exton, Pennsylvania 19341, telephone (610) 646-9800.
If you would like to receive your own set of the Company’s future annual reports, proxy statements and other annual disclosure documents, or if you share an address with another Company shareholder and, together, both of you would like to receive only a single set of such documents, you should contact your broker or bank, or you may contact the Company at the above address and phone number.
What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purpose of consideration and action on the matter. Abstentions from voting and broker “non-votes” (described below) will be counted toward a quorum. A broker “non-vote” occurs when the nominee holding a shareholder’s shares does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the shareholder.
What vote is required and what is the method of calculation?
In accordance with the Company’s Amended and Restated Bylaws, as amended (the “Amended and Restated Bylaws”) an affirmative vote of a majority of the votes properly cast at the Annual Meeting is required for approval of all proposals. Abstentions or broker “non-votes” will not be counted for or against any of the other proposals to be voted upon at the Annual Meeting.
What is the difference between a routine and a non-routine matter?
Matters to be voted upon at the Annual Meeting are either routine or non-routine matters. The following proposal is considered a routine matter:
•
Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025 (Proposal No. 2).

A broker or other nominee may generally vote in their discretion on routine matters, and therefore no broker “non-votes” are expected in connection with Proposal No. 2.
The following proposal is considered a “non-routine” matter:
•
Election of six directors to hold office until the annual meeting of shareholders in 2026, or until their respective successors have been duly elected and qualified (Proposal No. 1).

If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non- vote.” Therefore, broker “non-votes” may exist in connection with Proposal No. 1.
What matters will be voted on?
The Board does not intend to bring any other matters before the Annual Meeting except the matters listed in the Notice, and the Board is not aware of anyone else who will submit any other matters to be voted on. However, if any other matters are properly submitted before the Annual Meeting to be voted on, the people named on the proxy card, or their substitutes, will be authorized to vote on those matters in their own judgment.
How do I vote by proxy?
Most shareholders have three ways to vote by proxy: by telephone, by the Internet, or by return of the proxy card. To vote by telephone or by the Internet, you must follow the instructions set forth on the Notice that you receive. To vote by mail, you must sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card. Do not return the proxy card if you vote by telephone or by the Internet.
Can I change my vote after I return my proxy card?
Yes. You can change or revoke your proxy at any time before the Annual Meeting either by notifying the Company’s Chief Financial Officer, Jeffrey DiGiovanni, by sending another executed proxy card dated later than the first proxy card. Your attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares of common stock that you hold beneficially, you may change or revoke your proxy by submitting new voting instructions to your broker or nominee.

Can I vote at the Annual Meeting instead of voting by proxy?
Yes. However, the Company encourages you to vote by proxy to ensure that your shares of common stock are represented and voted. If you attend the Annual Meeting in person, you may then change your vote at the Annual Meeting even though you returned your proxy card.
Who pays for this proxy solicitation?
The Company will pay all costs in connection with the Annual Meeting, including the cost of preparing, assembling, and mailing the Notice, Proxy Statement, and proxy card, as well as handling and tabulating the proxies returned. In addition to the use of mail, proxies may be solicited by directors, officers, and employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company’s common stock.
Who can help answer your questions?
If you have questions about the Annual Meeting or would like additional copies of this Proxy Statement, you should contact the Company’s Chief Financial Officer, Jeffrey DiGiovanni, 720 Pennsylvania Drive, Exton, Pennsylvania 19341, telephone (610) 646-9800.
Annual Report
On written request, the Company will provide, without charge, a copy of its Annual Report, as amended (including a list briefly describing the exhibits thereto), filed with the SEC, to any record holder or beneficial owner of its common stock on February 20, 2025, the record date, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of the Company’s Chief Financial Officer, Jeffrey DiGiovanni, at the address set forth above.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS
The following table sets forth certain information with respect to the beneficial ownership, as of February 20, 2025 (except as otherwise indicated in the footnotes below), of each person whom the Company knew to be the beneficial owner of more than 5% of its common stock. To the knowledge of the Company, each of the shareholders named below has sole or shared power to vote or direct the vote of such shares of common stock or the sole or shared investment power with respect to such shares of common stock, unless otherwise indicated. The information provided in the table is based on the Company’s records, information filed with the SEC and information provided to the Company.
	Common Stock
Name of Beneficial Owner	Number of Shares	Percent of Class(1)
Estate of Geoffrey S. M. Hedrick(2)	894,621	5.1%
Christopher Harborne(3)	2,296,645	13.1%
Wealth Trust Axiom, LLC(4)	1,157,040	6.6%
Central Square Management LLC(5)	875,417	5.0%

(1)
As used in this table, beneficial ownership means the sole or shared power to vote or direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose, or direct the disposition, of a security). A person is deemed as of any date to have beneficial ownership of any security that such person has the right to acquire within 60 days after such date. Percentage ownership is based upon 17,545,314 of common stock outstanding as of February 20, 2025.

(2)
Based solely on the Schedule 13D/A filed on August 19, 2024, filed by the Estate of Geoffrey S. M. Hedrick (the “Estate”) and Christopher Scott Ginieczki, as Personal Representative of the Estate of Geoffrey S. M. Hedrick (“Mr. Ginieczki”). According to the Schedule 13D/A, this amount includes 873,673 shares of common stock owned by the Estate and 20,948 shares of common stock owned by the Ginieczki Family Trust, of which Mr. Ginieczki is a co-trustee. According to the Schedule 13D/A, the Estate has shared voting and dispositive power as to 873,673 shares of common stock and Mr. Ginieczki has shared voting and dispositive power as to 894,621 shares of common stock. The address for the Estate is c/o Innovative Solutions and Support, Inc., Attn: Christopher Scott Ginieczki, Personal Representative of Estate, 720 Pennsylvania Drive, Exton, PA 19341. Mr. Ginieczki’s address is 2788 San Tomas Expressway, Santa Clara, CA 95051.

(3)
Klear Kite LLC (“Klear Kite”) and Christopher Harborne, by virtue of being the sole member of Klear Kite, each beneficially owns 2,295,645 shares of common stock, which are held directly by Klear Kite. Based on the 13D/A filed May 5, 2024, Klear Kite and Mr. Harborne share voting and investment power over all such shares. Christopher Harborne’s address is 23F M Thai Tower, All Seasons Place, 87 Wireless Road, Bangkok 10300 Thailand.

(4)
Based solely on Schedule 13G/A filed on February 3, 2022. WealthTrust Axiom LLC’s address is 550 Swedesford Road, Suite 110, Wayne, PA 19087.

(5)
Based solely on Schedule 13G/A filed on September 10, 2014. Central Square Management LLC’s address is 1813 N. Mill Street, Suite F, Naperville, IL 60563.

SECURITY OWNERSHIP OF MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership, as of February 20, 2025, of (i) each director, (ii) the chief executive officer, the chief financial officer and the Company’s other executive officers during the fiscal year ended September 30, 2024, and (iii) all the current directors and executive officers as a group. Unless otherwise indicated, each of the shareholders named below has sole voting and investment power with respect to such shares, and the address of each of the shareholders named below is c/o Innovative Solutions and Support, Inc., 720 Pennsylvania Drive, Exton, Pennsylvania 19341. The information provided in the table is based on the Company’s records, information filed with the SEC, and information provided to the Company.
	Common Stock
Name of Beneficial Owner	Number of Shares	Percent of Class(1)
Shahram Askarpour(2)	526,717	3.0%
Jeffrey DiGiovanni(3)	30,295	*
Glen R. Bressner(4)	128,201	*
Roger A. Carolin(5)	64,034	*
Stephen L Belland(6)	23,405	*
Garry Dean		*
Denise L. Devine	—	*
Parizad Olver (Parchi)	—	*
Michael Linacre	2,465	*
Relland Winand	—	*
All Executive Officers and Directors as a Group (7 Persons)	772,652	4.4%

*
Less than 1%.

(1)
As used in this table, beneficial ownership means the sole or shared power to vote or direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose, or direct the disposition, of a security). A person is deemed as of any date to have beneficial ownership of any security that such person has the right to acquire within 60 days after such date. Percentage ownership is based upon 17,545,314 shares of common stock outstanding as of February 20, 2025.

(2)
Dr. Askarpour’s beneficial ownership as of February 20, 2025 includes (i) 267,458 shares of Common Stock issued and outstanding, (ii) 16,256 unvested Restricted Stock Units (RSUs) outstanding which shall vest within 60 days of February 20, 2025, (iii) 200,000 Non-Qualified Stock Options (NQSOs) vested as of February 20, 2025 and (iv) 43,003 unvested NQSOs which shall vest within 60 days of February 20, 2025.

(3)
Mr. DiGiovanni's beneficial ownership as of February 20, 2025, includes (i) 5,292 shares of Common Stock issued and outstanding, (ii) 8,853 unvested RSUs outstanding which shall vest within 60 days of February 20, 2025, and (iii) 16,150 unvested NQSOs which shall vest within 60 days of February 20, 2025.

(4)
Glen R. Bressner’s beneficial ownership as of February 20, 2025 includes (i) 116,957 shares of Common Stock issued and outstanding and (ii) 11,244 unvested Restricted Stock Units (RSUs) outstanding which shall vest within 60 days of February 20, 2025.

(5)
Roger A. Carolin’s beneficial ownership as of February 20, 2025 includes (i) 52,790 shares of Common Stock issued and outstanding and (ii) 11,244 unvested Restricted Stock Units (RSUs) outstanding which shall vest within 60 days of February 20, 2025.

(6)
Stephen L. Belland’s beneficial ownership as of February 20, 2025 includes (i) 12,161 shares of Common Stock issued and outstanding and (ii) 11,244 unvested Restricted Stock Units (RSUs) outstanding which shall vest within 60 days of February 20, 2025.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
(Item 1 on Proxy Card)
At the Annual Meeting, the shareholders will elect six directors to hold office until the annual meeting of shareholders in 2026, or until their respective successors have been duly elected and qualified. Upon the recommendation of the Nominating & Corporate Governance Committee of the Board (the “Nominating & Corporate Governance Committee”), the Board has nominated Dr. Shahram Askarpour, Messrs. Roger A. Carolin, Glen R. Bressner, Garry Dean, and Stephen L. Belland, and Ms. Denise L. Devine to serve as directors. Each of the foregoing persons currently serves as a director, and each has indicated a willingness to continue to serve as a director.
Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “FOR” the elections of each of the nominees. Shareholders must cast a separate vote “FOR” the candidacy of each nominee or to “WITHHOLD AUTHORITY” with respect thereto. Each nominee must receive a majority of the votes cast to be elected. Should any nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that they represent for the election of such other person as the Board may recommend. The Board of Directors recommends voting “FOR” the nominees for directors.

DIRECTOR NOMINEES
The director nominees standing for election at this meeting, together with certain information about them, are set forth below.
Director Name	Age	Since	Current Term Expires	Positions with the Company
Shahram Askarpour	67	2022	2025	Director, President & Chief Executive Officer
Glen R. Bressner	64	1999	2025	Director, Chairman of the Board
Roger A. Carolin	69	2016	2025	Director
Stephen L. Belland	67	2022	2025	Director
Garry Dean	68	2024	2025	Director
Denise L. Devine	69	2025	2025	Director
Director Nominees
Shahram Askarpour.   Dr. Askarpour joined the Company as Vice President of Engineering in 2003, was promoted to President in March 2012, and was appointed as the Company’s Chief Executive Officer, and joined the Company’s Board, in January 2022. Dr. Askarpour has more than 40 years of aerospace industry experience in managerial and technical positions. Prior to joining the Company, he was employed by Smiths Aerospace (a division of Smiths Group plc), Instrumentation Technology and Marconi Avionics. He holds a number of key patents in the aviation field. Dr. Askarpour received his engineering education in the United Kingdom and received an undergraduate degree in Electrical Engineering from Middlesex University, a post graduate Certificate of Advanced Study in Systems Engineering and a PhD in Automatic Control from Brunel University London. He was awarded the title of Associate Research Fellow for three consecutive years by Brunel University and has published numerous papers in leading international, peer reviewed journals. In addition, he has completed management courses at Carnegie Mellon University and finance courses at the Wharton School of the University of Pennsylvania.
Glen R. Bressner.   Mr. Bressner is the co-founder and Managing Partner of Activate Venture Partners, an early-stage focused venture capital firm that has evolved from a series of affiliated venture funds that he co-founded beginning in 1985. Mr. Bressner has been a board director of numerous companies, including IQE plc (LSE: IQEP), where he was a member of its Audit Committee, and Tabula Rasa Healthcare (NASDAQ: TRHC), where he chaired its Nomination Committee. He was also a shareholder and a director on the board of Alum-a-Lift, Inc., a family-owned manufacturer of precision material handling solutions that was acquired by a subsidiary of InvestorAB in 2024. From 1996 to 1997, Mr. Bressner served as the chairman of the Board of the Greater Philadelphia Venture Group. Mr. Bressner holds a Bachelor of Science, cum laude, in Business Administration from Boston University and a Masters of Business Administration degree from Babson College.
Roger A. Carolin.   Mr. Carolin was previously a Venture Partner at SCP Partners, a private equity firm, from 2004 through 2024. While at SCP Partners, Mr. Carolin worked to identify attractive investment opportunities and assisted portfolio companies in the areas of strategy development, operating management, and intellectual property. Mr. Carolin co-founded CFM Technologies, Inc., a global manufacturer of semiconductor process equipment, and served as its Chief Executive Officer for 10 years, until the company was acquired. Mr. Carolin formerly worked for Honeywell, Inc. and General Electric Co., where he developed test equipment and advanced computer systems for on-board missile applications. Mr. Carolin is also a director of Amkor Technology, Inc. (NASDAQ: AMKR), a supplier of outsourced semiconductor assembly and test services. Mr. Carolin holds a B.S. in Electrical Engineering from Duke University and an M.B.A. from the Harvard Business School.
Stephen L. Belland.   Mr. Belland is the Co-Founder and Chief Executive Officer at Integrated Connection, LLC and a Principal at Clear Rock Advisors. Prior to Clear Rock Advisors, he has held various executive positions at Rockwell Collins including Technical Director, Vice President of Program and Product Management, Vice President of Strategy and Marketing and most recently Vice President of Corporate Development. Mr. Belland received his B.S. in Electrical Engineering from Michigan Technological

University and has attended executive programs at the Kellogg School of Management, the Wharton School of the University of Pennsylvania and INSEAD.
Garry Dean.   From 2015 to 2020, Major General Dean served Delta Airlines as an international captain piloting Boeing 757/767 aircraft. From 2021 to 2024, he served Arlington County Virgina in the role as a Commissioner and Vice-Chair of the Community Oversight Board of the Police. In 2023, General Dean was appointed by Governor Glenn Youngkin to serve on the Virginia Joint Leadership Council of Veteran’s Service Organizations to work closely with the Virginia legislature to propose legislation to assist military veterans and their families who reside in Virginia. Since 2016, General Dean has also served as a mentor and advisor to the Chief National Guard Bureau and the Director of the Air National Guard on critical issues they face.
Denise L. Devine.   Ms. Devine is the founder of FNB Holdings, LLC, a company dedicated to initiatives in the health and wellness space, of which she has served as Chief Executive Officer since 2014. Ms. Devine is also the co-founder and Chief Financial Officer of RTM Vital Signs, LLC, a development stage medical device company. In addition, Ms. Devine founded, and from 1994 to 2014 served as Chief Executive Officer, of Nutripharm, Inc., a company that generated a portfolio of composition and process patents to create innovative natural food, beverage, pharmaceutical, and nutraceutical products. Ms. Devine previously served as Chair of the Pennsylvania State Board of Accountancy and on the Board of the American Institute of Certified Public Accountants. From 2005 to 2015, Ms. Devine was a member of the Board of Trustees of Villanova University where she also served as the Chair of the Audit and Risk Committee, and as a member of the Investment Committee and Executive Committee. Ms. Devine has served on the Board of Ben Franklin Technology Partners of Southeastern Pennsylvania since 2016. Since 2012, Ms. Devine has also served as a director of Fulton Financial Corporation (NASDAQ: FULT), where she is also Chair of the Audit Committee, the Vice-Chair of the Executive Committee and a member of the Risk Committee. Ms. Devine has been a director of Selectquote, Inc. (NYSE: SLQT) since February 2020 and has served as the Chair of the Compensation Committee since September 2020. She previously served as a director, member of the Audit Committee and Chair of the Compensation and Talent Committee of AgroFresh Solutions, Inc. (NASDAQ: AGFS) from 2018 until its sale in 2023, and as a director of Cubic Corporation (NYSE: CUB) from 2019 until its sale in 2021. Ms. Devine is a Certified Public Accountant and received her Masters in Business Administration from The Wharton School at the University of Pennsylvania, her Masters in Taxation from Villanova Law School, and her undergraduate degree in Accounting from Villanova University.
Director Qualifications
The Board believes that each of the director nominees listed above have the sound character, integrity, judgment, and record of achievement necessary to be a member of the Board. In addition, each of the director nominees have exhibited, during their prior service as directors, the ability to operate cohesively with the other members of the Board and to challenge and question management in a constructive way.
Moreover, the Board believes that each director nominee brings a strong and unique background and skillset to the Board, giving the Board, as a whole, competence and experience in varied areas, including corporate governance and board service, finance, management, and aviation. Set forth below are certain specific experiences, qualifications, and skills that led to the Board’s conclusion that each of the director nominees listed above are qualified and should continue to serve as a director.
Dr. Askarpour, as Chief Executive Officer of the Company and a longstanding member of the Company’s management team, provides the Board with a comprehensive knowledge of the Company, its history, and its businesses. In addition, Dr. Askarpour brings the Board his insight into the aerospace industry from over 40 years of experience in managerial and technical positions at aviation companies, including Smiths Aerospace (a division of Smiths Group plc), Instrumentation Technology and Marconi Avionics.
Mr. Bressner brings the Board a wealth of experience managing financial investments from his service at venture capital firms. Mr. Bressner provides the Board with a thorough understanding of capital markets and other financial issues. Mr. Bressner’s experience in managing investments also provides him with extensive finance and accounting knowledge, and he applies this expertise in his service on the Nominating & Corporate Governance Committee -and the Audit Committee of the Board (the “Audit Committee”). The

Board has determined that Mr. Bressner satisfies the requirements established by the SEC for qualification as an “audit committee financial expert,” and each is independent under the Nasdaq listing standards and rules of the SEC.
Mr. Carolin has over a decade of experience in private equity investing, previously worked in advanced computer systems and on-board missile applications and has a significant understanding of the Company’s industry and its business. He possesses specific knowledge and experience in technology, new business opportunities, operations, management, and finance, all of which are relevant and important to the Company’s business, and he capitalizes on these strengths in his service on the Audit Committee (as Chairman), the Investment Committee of the Board (the “Investment Committee”) (as Chairman) and the Compensation Committee. The Board has determined that Mr. Carolin satisfies the requirements established by the SEC for qualification as an “audit committee financial expert,” and is independent under the Nasdaq listing standards and rules of the SEC.
Mr. Belland has over 37 years of experience in the Aerospace and Defense Industry. Mr. Belland provides the board with familiarity with the Company’s product lines and operations. He has also developed numerous successful plans for market strategy, product development, brand management, business optimization, acquisition strategy, as well as team building strategy. Some key successes included developing and capturing over 15 new aircraft cockpit positions, as well as positioning his company to become a leader in business jet cabin electronics. In addition, Mr. Belland has advised on over 500 M&A transactions and joint ventures, including being published in Corporate Executive Board materials. Mr. Belland applies his experience and expertise to the Company in his service on the Compensation Committee (as Chairman), the Investment Committee, and the Audit Committee. Mr. Belland is also a private pilot and a member of various industry organizations, such as the National Business Aviation Association. The Board has determined that Mr. Belland satisfies the requirements established by the SEC for qualification as an “audit committee financial expert,” and is independent under the Nasdaq listing standards and rules of the SEC.
Mr. Dean has experience in business development and with respect to governmental relations for companies that provide defense services or products that contract with the U.S. government. His extensive background and expertise in military aviation aids the Company’s presence in the retrofit market. He applies his expertise to the Company in his service on the Nominating and Governance Committee (as Chairman).
Ms. Devine is a certified public accountant. Ms. Devine has substantial management, business, public company and financial experience. She possesses specific knowledge and experience in new business opportunities, operations, management, and finance, all of which are relevant and important to the Company’s business, and she capitalizes on these strengths in her service on the Audit Committee. The Board has determined that Ms. Devine satisfies the requirements established by the SEC for qualification as an “audit committee financial expert,” and is independent under the Nasdaq listing standards and rules of the SEC.
Inclusion
The Board believes in a policy of inclusion. To that end and consistent with applicable legal requirements, the Board believes that it should be comprised of members with varied perspectives, backgrounds, and experiences, and the Nominating and Corporate Governance Committee considers a broad range of perspectives, backgrounds and experiences when considering whether to recommend the nomination of any particular director candidate.
Relationships And Arrangements
There is no family relationship between any of the Company’s directors or executive officers. There are no arrangements between any director or executive officer of the Company and any other person pursuant to which he/she was, or will be, selected as a director or executive officer, respectively.
Legal Proceedings
To the knowledge of the Company, there was no material proceeding to which any director, executive officer, beneficial owner or any associate thereof, is a party adverse to the Company or has a material interest adverse to the Company.

CORPORATE GOVERNANCE
Independence
The Board has affirmatively determined, in its business judgment, that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Glen R. Bressner, Roger A. Carolin, Stephen L. Belland, Garry Dean and Denise L. Devine. All members of our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are currently independent (as currently set forth in Rule 5605 of the Nasdaq listing rules).
Board Leadership
The Board does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate. Currently, Dr. Shahram Askarpour serves as the Company’s Chief Executive Officer and Mr. Glen R. Bressner serves as the Chairman of the Company’s Board. The Board believes that this leadership structure is in the best interests of the Company’s shareholders as it promotes information flow between management and the Board, effective decision making and an alignment of corporate strategy.
The Board also believes that its structural features, including that all of its members other than Dr. Askarpour, and all members of its key committees are independent directors, provide for substantial independent oversight of the Company’s management. However, the Board recognizes that other leadership models may become more appropriate as circumstances change.
Risk Oversight
The Company faces a number of risks, including technological and intellectual property risk, regulatory risk, credit risk, liquidity risk, reputational risk and risk from adverse fluctuations in interest rates.
Management is responsible for the day-to-day management of risks faced by the Company, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board consults periodically with management regarding the Company’s risks.
While the Board is ultimately responsible for risk oversight, the Company’s board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in its oversight of risk management in the areas of financial reporting and internal controls, as well as cybersecurity risk management. The Compensation Committee assists the Board in oversight of risks related to the Company’s compensation policies and programs. The Investment Committee assists the Board in oversight of the risks related to the Company’s cash investments and utilization of capital. The Nominating & Corporate Governance Committee assists the Board in oversight of risk associated with board organization, membership and structure, succession planning for directors and executive officers and corporate governance.
Shareholder Rights Plan
The Company’s Board of Directors adopted a Shareholder Rights Plan (the “Rights Plan”) in response to the significant accumulation of its common stock by a single shareholder. According to amendment no. 4 to the Schedule 13D, which was filed with the SEC on January 27, 2025, the individual who is a reporting person therein is a citizen of Thailand (although the Schedule 13D previously had reported such individual as a dual citizen of Thailand and Great Britain).
The Company’s business includes contracting and other services for the U.S. Department of Defense (“DOD”) and certain branches thereof. As a result, the Company is required to comply with highly prescriptive laws, regulations and protocols, including regulations relating to security measures required of the Company, foreign ownership of the Company’s securities and the conduct of business with non-U.S. governments and businesses in accordance with U.S. export control laws, including but not limited to the International Traffic in Arms Regulations (“ITAR”) and the Export Administration Regulations (“EAR”).

These requirements mandate that the Company report to the DOD certain ownership of its securities by non-United States persons. Depending on the citizenship of these non-U.S. persons, the extent of their ownership and other factors, the DOD could prohibit the Company from obtaining a facility security clearance, terminate existing contracts with the Company, decline to conduct further business with the Company or seek other remedies.
As a result of these requirements, and the potential consequences to the Company of a failure to comply with them, the Board considers the Rights Plan as a necessary element of protection of its business, future prospects and the interests of shareholders. The Rights Plan is also intended to enable the Company’s shareholders to realize the long-term value of their investment, ensure that all shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and guard against tactics to gain control of the Company without paying all shareholders an appropriate premium for that control. The Rights Plan also affords shareholders protection from accumulation of the Company’s stock by non-U.S. interests and persons who might seek to accumulate the Company’s stock with a view to selling it to non-U.S. interests in ways that could pose challenges for the Company in terms of complying with the laws and regulations administered by the Committee on Foreign Investment in the United States (“CFIUS”). The Company’s leadership maintains open dialogue with its investors and intends to continue that practice.
The Rights Plan is similar to plans adopted by other public companies and is designed to ensure that all the Company’s shareholders have the opportunity to realize the long-term value of their investment in the Company and to guard against abusive tactics so that no person, entity or group can gain a control or control-like position in the Company through open market accumulations of the Company’s common stock or other tactics potentially disadvantaging the interests of the Company’s shareholders without negotiating with the Board and without paying an appropriate control premium to all shareholders.
The Rights Plan is intended to position the Board to fulfill its duties by ensuring that the Board has sufficient time to make informed judgments that are in the best interests of the Company and its shareholders.
Committees of the Board of Directors
The Board maintains four standing committees: Audit, Compensation, Investment and Nominating & Corporate Governance.
Audit Committee.   The Audit Committee makes recommendations to the Board with respect to various auditing and accounting matters. The Audit Committee is responsible for the selection and compensation of the Company’s independent registered public accounting firm, the scope of the Company’s annual audits, fees to be paid to the independent registered public accounting firm, the performance and independence of the Company’s independent registered public accounting firm and the Company’s accounting practices. In addition, in line with the Audit Committee’s oversight role with respect to risks faced by the Company, the Audit Committee reviews and discusses with management the policies, guidelines and processes with respect to cybersecurity risks facing the Company.
The Audit Committee preapproves all services provided to the Company by the independent registered public accounting firm. The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. In addition, the Audit Committee has responsibility for the planning and review of the Company’s annual and quarterly reports and accounts, and the involvement of the Company’s independent registered public accounting firm in that process. The members of the Audit Committee are currently Messrs. Carolin (Chairman), Belland and Bressner, and Ms. Devine. The Audit Committee is comprised solely of independent members, as independence for audit committee members is defined by the applicable Nasdaq listing standards. In addition, the Board has determined, in its business judgment, that each member of the Audit Committee is financially literate, and that each of Messrs. Belland, Bressner and Carolin and Ms. Devine satisfy Nasdaq’s definition of financial sophistication and each also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC. The Audit Committee has adopted a formal written charter that has been approved by the Board. The charter specifies the scope of the Audit Committee’s responsibilities and procedures for carrying out such responsibilities. A copy of the charter is available on the Company’s website, www.innovative-ss.com, under the heading “Investor Relations.”
On January 28, 2024, the Board of Directors determined that Ms. Olver did not meet the heightened independence requirements for service on the Audit Committee as required by the rules and regulations of the SEC and, as a result, the listing standards of the Nasdaq Stock Market (“Nasdaq”) applicable to audit committee members. Upon making this determination, the Board of Directors removed Ms. Olver from the Audit Committee and appointed Mr. Belland to take her place. On January 29, 2024, the Company notified Nasdaq of the Company’s inadvertent non-compliance with Nasdaq’s audit committee composition requirements set forth in Nasdaq Listing Rule 5605(c)(2), which requires, among other things, an audit committee to consist of at least three members, each of whom is independent. The non-compliance was a result of Ms. Olver, a member of the Audit Committee at the time, not qualifying as independent pursuant to Nasdaq Listing Rule 5605(c)(2)(A)(ii) and Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a result of a wholly owned subsidiary of the Company having paid a consulting fee of $72,990 in November 2023 to a company in which Ms. Olver is the managing partner and has an ownership interest for services provided in connection with the sale of the Company’s 2008 Super King Air B200GT SN BY-50.
Pursuant to Rule 10A-3(b)(ii)(A) under the Exchange Act, a director will not be deemed independent for purposes of service on a company’s audit committee if the director has received any compensatory fee, whether directly or indirectly. To address this matter, effective as of January 28, 2024, the Company removed Ms. Olver from the Audit Committee and appointed Mr. Stephen Belland to take her place.
The notification to Nasdaq was made in accordance with Nasdaq Rule 5625, which requires a company with common securities listed on Nasdaq to report any noncompliance of Nasdaq’s Rule 5600 series.
Compensation Committee.   The Compensation Committee is responsible for setting and administering the policies that govern all executive compensation decisions, including annual base salaries, bonuses and equity-based compensation programs. The Compensation Committee evaluates annually the performance of the Company’s executive officers and determines or recommends to the full Board the annual base salary, bonus and equity-based compensation for executive officers. The Compensation Committee may rely on the recommendations of the compensation consultants, outside legal counsel or other advisors in setting compensation for executive officers.
The Compensation Committee is also responsible for reviewing and overseeing the Company’s benefit plans, equity incentive plans and other compensation plans and policies for employees, consultants, directors and other compensated individuals, including the Chief Executive Officer. The members of the Compensation Committee are currently Messrs. Belland (Chairman) and Carolin, each of whom, in the judgment of the Board, was found to be “independent” as defined by the applicable Nasdaq listing standards. The Compensation Committee has adopted a formal written charter that has been approved by the Board. The charter specifies the scope of the Compensation Committee’s responsibilities and procedures for carrying out such responsibilities. A copy of the charter is available on the Company’s website, www.innovative-ss.com, under the heading “Investor Relations.”
The Compensation Committee has the authority under its charter to engage the services of outside consultants, advisors and others to assist the Compensation Committee, and in 2023 and 2024, engaged Frederic W. Cook & Co., Inc. (“FW Cook”) for this purpose, as further described in the “Process for Setting Total Compensation” section. The Compensation Committee determines the appropriate levels of compensation for executive officers taking into account, among other factors, the market comparison and other data and analyses provided by FW Cook, the performance of the executive officers in question (as determined in annual reviews conducted by the Compensation Committee for the Chief Executive Officer or by the Chief Executive Officer for the other executive officers), the Company’s financial performance, cost of living, prior compensation practices and recruitment and retention needs. The Compensation Committee relies on the recommendations of the Company’s Chief Executive Officer in determining whether and how much of a discretionary bonus may be paid to the Company’s employees (including executive officers other than the Chief Executive Officer) based on the Company’s financial performance compared to the Board’s expectations.

Compensation Committee Interlocks and Insider Participation.   The members who have served as members of the Compensation Committee during the last completed fiscal year are Messrs. Belland (Chairman) and Carolin. No member of the Compensation Committee is a former or current executive officer or employee of the Company. There are no compensation committee interlocks between the Company and any other entity involving the Company or such entity’s executive officers or board members.
Investment Committee.   The Investment Committee assists the Board in fulfilling its oversight responsibilities with respect to recommendations pertaining to the utilization of excess capital, including with respect to the implementation of the Company’s stock repurchase program. Messrs. Carolin (Chairman), and Belland are currently the members of the Investment Committee.
Nominating & Corporate Governance Committee.   The Nominating & Corporate Governance Committee’s functions include establishing the criteria for selecting candidates for nomination to the Board, seeking candidates who meet those criteria, making recommendations to the Board of nominees to fill vacancies on or as additions to the Board and monitoring the Company’s corporate governance structure. The Nominating & Corporate Governance Committee members are currently Mr. Dean (Chairman) and Mr. Bressner, each of whom, in the judgment of the Board, was found to be “independent” as defined by the applicable Nasdaq listing standards. The Nominating & Corporate Governance Committee has adopted a formal written charter that has been approved by the Board. The charter specifies the scope of the Nominating & Corporate Governance Committee’s responsibilities and procedures for carrying out such responsibilities. A copy of the charter is available on the Company’s website, www.innovative-ss.com under the heading “Investor Relations.”
The Nominating & Corporate Governance Committee seeks director candidates based upon a number of qualifications and criteria, including independence, knowledge, judgment, character, leadership skills, education, experience, financial literacy, standing in the community and the ability to complement the Board’s existing strengths relative to the Company’s business. In the case of potential independent director candidates, such eligibility criteria must be in accordance with SEC and Nasdaq rules and any other rules and laws that are applicable to the Company. The Nominating & Corporate Governance Committee and the Board believe that it is essential that the Board be able to draw on a wide variety of education, skills, backgrounds and professional experience among its members. The Nominating & Corporate Governance Committee will identify qualified nominees for the Board, regardless of a nominee’s self-identified age, race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.
The Nominating & Corporate Governance Committee will consider nominees for election to the Board who are timely recommended by shareholders, provided that a complete description of the nominees’ qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompany the recommendations. Such recommendations should be submitted in writing to the attention of Chairman, Nominating & Corporate Governance Committee, at the Company’s address at 720 Pennsylvania Drive, Exton, PA, 19341, and should not include self-nominations. Section 3.10 of the Company’s Amended and Restated Bylaws contains provisions setting forth the requirements applicable to a shareholder nomination for director. These requirements are summarized in this Proxy Statement under the caption “Shareholder Proposals for 2026 Annual Meeting and other Matters.”
Each of the current nominees for director listed under the caption “ELECTION OF DIRECTORS” is an existing director standing for re-election. In connection with the Annual Meeting, the Nominating & Corporate Governance Committee did not receive any recommendation for a candidate from any shareholder or group of shareholders owning more than 5% of the Company’s common stock.
The Annual Meeting provides an opportunity each year for shareholders to ask questions of or otherwise communicate directly with members of the Company’s Board on matters relevant to the Company. Per Company policy, each director is requested to attend the Annual Meeting in person. All four of the Company’s then-serving directors attended the Company’s 2025 Annual Meeting of Shareholders.
In addition, shareholders may communicate with the Board or, if applicable, to a specific individual director, by sending a written communication to the attention of the Board or such individual director at the following address: 720 Pennsylvania Drive, Exton, PA, 19341, or by facsimile to (610) 646-0150.

Copies of each written communication received at such address or facsimile number will be provided to the Board or to the specific individual director, unless such communication is considered, in the reasonable judgment of the Corporate Secretary or other appropriate company officer, to be improper for submission to the intended recipient. Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business or communications that relate to improper or irrelevant topics.
The Nominating & Corporate Governance Committee oversees an annual assessment of the Board and its committees and reviews with the Board the appropriate skills and characteristics required of Board members. The Nominating & Corporate Governance Committee has not relied upon third-party search firms to identify board candidates but reserves the right to do so as required. To date, the Nominating & Corporate Governance Committee has relied upon recommendations from a wide variety of its business contacts, including current executive officers, directors, community leaders and shareholders as a source for potential board candidates.
Neither the Nominating & Corporate Governance Committee nor the Company has engaged or paid any fees to a search firm in connection with the nomination of the directors for election at the Annual Meeting covered by this Proxy Statement.
Meetings And Attendance
During the fiscal year ended September 30, 2024, the full Board held seven meetings. From time to time during fiscal year 2024 the Board met in an executive session without members of management present. The Audit Committee met five times, the Compensation Committee met two times and the Nominating & Corporate Governance Committee met once. All of our directors attended, and are expected to attend, at least 75% of the meetings of the full Board and the meetings of the committees on which they served.
Related Party Transactions
According to the Company’s Code of Business Conduct, the Board must review and approve in advance any “related party” transaction, as defined in Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. The written charter of the Audit Committee also provides that it is the responsibility of the Audit Committee to review and approve any transaction between the Company and its officers, directors and 5% shareholders.
During the fiscal years ended September 30, 2024 and September 30, 2023, there was not, nor is there any currently proposed transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any executive officer, director, director nominee or holder of more than 5% of any class of voting securities of the Company and members of that person’s immediate family had, has or will have a direct or indirect material interest, other than as set forth in “Executive Compensation” and “Director Compensation Table” sections below, and as set forth below.
On October 18, 2024, the Company entered into a consulting agreement with Peduzzi Associated, ltd. (“PAL”), an entity in which Mr. Dean serves as President. PAL will provide consulting and business development services in support of growth of the Company’s business with the Department of Defense. The term of the agreement is for one year, and in consideration for services, the Company will pay PAL a retainer of $9,500 per month.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. Specific due dates for these reports have been established, and the Company is required to report any failure to comply therewith during the fiscal year ended September 30, 2024. To our knowledge, based solely on a review of the reports filed electronically with the SEC during the Company’s most recent fiscal year and, where applicable, written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with in a timely manner during fiscal year ended September 30, 2024, except that Glen Bressner filed one late Form 4 with respect to one transaction.
Code of Ethics
The Company maintains a Code of Business Conduct and Ethics (the “Code of Ethics”) applicable to its directors, its principal executive officer and principal financial and accounting officer and persons performing similar functions. In addition, the Code of Ethics applies to all of the Company’s employees, officers, agents and representatives. The Code of Ethics is posted on the Company’s website, www.innovative-ss.com, under the heading “Investor Relations.” If the Company amends or grants a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer (or persons performing similar functions) by posting the required information on the Company’s website at www.innovative-ss.com. The information found on the website is not part of this Proxy Statement.
Non-Employee Director Stock Ownership Policy
The Company has adopted a Stock Ownership and Retention Policy that applies to its non-employee directors. Each non-employee director is required to own shares of common stock with an aggregate value equal to three times such director’s annual cash base retainer (exclusive of retainers for committee service or leadership roles). Compliance with the minimum share ownership requirement is determined annually as of December 31 each year and commenced December 31, 2023. Individuals who have not yet attained the minimum share ownership requirement must retain 50% of his or her shares acquired upon the (i) vesting of restricted stock or restricted stock units, (ii) if applicable, the exercise of options, reduced by shares retained or tendered to cover taxes or the exercise price of options.
Insider Trading Policy
The Company maintains an Insider Trading Policy which governs the purchase, sale and other dispositions of its securities by Directors, officers, employees and contractors. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with federal securities laws and the applicable exchange listing requirements. The Company believes these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards.
Anti-Hedging and Anti-Pledging Policies
The Insider Trading Policy prohibits Company employees, directors and related parties from engaging in hedging transactions absent prior approval from the Company’s Compliance Officer. The Insider Trading Policy also prohibits Company employees, directors and related parties from purchasing Company securities on margin, holding Company securities in a margin account or pledging Company securities.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 2 on Proxy Card)
The Company has retained Grant Thornton LLP (“Grant Thornton”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2024. Although action by the shareholders on these matters are not required, the Audit Committee and the Board believe it is appropriate to seek shareholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on the Company’s consolidated financial statements. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. If this appointment is not ratified by the shareholders, the Audit Committee may reconsider its selection.
One or more representatives of Grant Thornton are expected to attend the Annual Meeting.
Representatives of Grant Thornton will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
Services provided by Grant Thornton for the fiscal years ended September 30, 2024, and 2023 have included audits of the annual consolidated financial statements of the Company and other services related to filings made with the SEC. The aggregate fees billed by Grant Thornton in connection with services rendered during the fiscal years ended September 30, 2024, and 2023, respectively, were:
	Grant Thornton FY 2024	Grant Thornton FY 2023
Audit Fees	$577,430	$636,908
Audit Related Fees	—	115,500
Tax Fees	—	—
All Other Fees	—	—
Total	$577,430	$752,408
Audit Fees
Audit fees for fiscal years 2024 and 2023 were for professional services rendered for the audit of the Company’s annual consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings or engagements.
Audit Related Fees
Audit-related fees were paid to Grant Thornton during fiscal year 2023 for services related to the audit of the required historical financial statements of certain assets acquired from Honeywell International, Inc. during fiscal year 2023.
Tax-Related Fees
No tax-related fees were paid to Grant Thornton during fiscal years 2024 or 2023.
All Other Fees
No other fees were incurred in connection with services provided by Grant Thornton during fiscal years 2024 or 2023.
Pre-Approved Policies and Procedures
The Audit Committee’s policy is to pre-approve the engagement of accountants to render all audit and tax-related services for the Company and any changes to the terms of the engagement. The Audit Committee pre-approves all proposed non-audit related services to be provided by the Company’s independent registered public accounting firm. The Audit Committee reviews the terms of the engagement and a description of the services along with a fee proposal for the engagement. If agreed to by the Audit Committee, the Audit Committee formally accepts the engagement letter and fee proposal. Any proposal by the Company’s independent registered public accounting firm for non-audit services must be specific as to the particular services to be provided. Management and the independent registered public accounting firm must each confirm to the Compensation Committee that each proposed non-audit and non-audit related service is permissible under all applicable legal requirements. Requests can be submitted to the Audit Committee and approved in one of the following ways: by a request for approval of services at a meeting of the Audit Committee, or through a written request to the Audit Committee, which may be approved by a written consent by the Audit Committee or by a designated member of the Audit Committee. The Audit Committee approved all fiscal years 2024 and 2023 fees paid to Grant Thornton.
Pursuant to the adoption of the Audit Committee Charter (as revised), the Board has adopted a policy which prohibits the Company from entering into non-audit related consulting agreements for financial information systems design and implementation, for certain other services considered to have an impact on independence and for all other services prohibited by Sarbanes-Oxley and SEC regulations. The policy also contains procedures requiring Audit Committee pre-approval of all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm.
The Board of Directors recommends a vote “FOR” ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

AUDIT COMMITTEE REPORT
The following report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference. The following report shall not otherwise be deemed filed under such Acts.
The Audit Committee assists the Board in its oversight of the financial reporting process. The Audit Committee operates pursuant to a charter. As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of its financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America (“GAAP”), and for reviewing the Company’s unaudited interim financial statements. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. However, the Audit Committee will take the appropriate actions to set an overall corporate “standard” for quality financial reporting, sound business risk practices and ethical behavior.
The Audit Committee has the sole authority to appoint, determine funding for and oversee the Company’s outside auditors (subject, if applicable, to shareholder ratification). In connection with the decision regarding whether to re-appoint the independent auditor each year (subject to shareholder ratification), the Audit Committee conducts an annual assessment of the independent auditor’s performance, including, but not limited to, assessing the independent auditor’s qualifications and experience, the communication and interactions with the auditor over the course of the previous year and the auditor’s independence, objectivity and professional skepticism. In addition, the Audit Committee monitors the performance and independence of the Company’s independent registered public accounting firm and approves all services provided to the Company by the independent registered public accounting firm. The Audit Committee consults with, and reviews recommendations made by the independent registered public accounting firm with respect to financial statements, financial records and financial controls of the Company. The Audit Committee meets with management periodically to consider the adequacy of the Company’s internal controls and discusses with management the Company’s disclosure controls and procedures.
The Board, in its business judgment, has determined that each of the directors on the Audit Committee is independent as required by Rule 5605(a)(2) of the listing standards of the Nasdaq. In addition, the Board has determined, in its business judgment, that each member of the Audit Committee is financially literate, and that Messrs. Bressner, Belland and Carolin and Ms. Devine satisfy the Nasdaq’s definition of financial sophistication and each of Messrs. Bressner and Carolin and Ms. Devine also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.
In the performance of its oversight function of the Company’s overall financial reporting process and the financial statements for the 2024 fiscal year, the Audit Committee has:
•
reviewed and discussed the Company’s audited financial statements for the year ending September 30, 2024, with management and with the independent registered public accounting firm for the fiscal year ending September 30, 2024, Grant Thornton;

•
discussed with Grant Thornton the overall scope and plans for its 2025 audit, and met with representatives of the firm, both with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, the overall quality of the Company’s financial reporting, and other such matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission;

•
reviewed and discussed management’s report on internal control over financial reporting in accordance with Section 404 of Sarbanes-Oxley;

•
discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 26, as amended, “Communication With Audit Committees” (AICPA, Professional

Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T, relating to the conduct of the audit, its judgment as to the quality, not just the acceptability of the Company’s accounting principles; and
•
received written disclosures and the letter from Grant Thornton regarding its independence, as required by applicable requirements of the PCAOB. All audit services provided by Grant Thornton to the Company, and related fees in fiscal year 2024 were pre-approved by the Audit Committee.

Based upon the review, reports, and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended September 30, 2024 be included in the Annual Report, as filed with the Securities and Exchange Commission.
Submitted by the Audit Committee:
Roger A Carolin (Chairman)
Glen R. Bressner
Stephen L. Belland
Denise L. Devine

COMPENSATION OF DIRECTORS
Prior to January 1, 2024, the Company’s fiscal 2024 compensation program for non-employee directors consisted of an annual retainer and restricted stock or restricted stock unit awards. Each non-employee director, except the Chairman of the Board, was entitled to an annual retainer of $25,000 and an annual grant of restricted stock units, with each such unit representing a contingent right to receive one share of common stock upon vesting to non-employee directors under the 2019 Stock-Based Incentive Compensation Plan (the “2019 Plan”). The target value of such annual awards was $50,000 for each non-employee director for fiscal 2024. The number of shares underlying such annual awards is calculated based upon the price of the Company’s common stock at the close of business on the date of the Company’s annual meeting and such shares vest on the first anniversary of the date of grant. A director who resigns during the course of the year will vest in and receive a pro rata portion of the shares that he or she otherwise would have vested (in the case of restricted stock) or received (in the case of restricted stock units) had no such resignation occurred, based on the number of days served during the applicable calendar year. In addition, all directors are reimbursed for reasonable travel and lodging expenses actually incurred in connection with required attendance at board and committee meetings.
Further, prior to January 1, 2024, the Chairman of the Board received an annual retainer of $30,000 in addition to grants of restricted stock or restricted stock awards. The chairs of the Compensation Committee and Governance Committee each received an additional annual retainer of $5,000. The chair of the Audit Committee received an additional annual retainer of $12,000.
Effective January 1, 2024, each non-employee director was entitled to an annual retainer of $45,000 and an annual grant of restricted stock unit awards with a date of grant target value of $75,000. The grant was made on the date that the Board members were elected or re-elected at the annual meeting, April 18, 2024, and will vest on the one-year anniversary of the date of grant. All cash retainers are paid quarterly in arrears. For non-employee directors elected other than at an annual meeting, both cash retainers and equity grants will be pro-rated for the portion of the year that the non-employee director serves until the next annual meeting. On February 26, 2025, the Board increased the target value of the annual grant of restricted stock unit awards to be granted to non-employee directors from $75,000 to $80,000.
Additionally, the following compensation amendments were made; The Chairman of the Board will receive an additional cash retainer of $30,000, members of the Audit Committee shall receive an additional cash retainer of $5,000, members of the Compensation Committee will receive an additional annual cash retainer of $5,000, members of the Nominating and Governance Committee will receive an additional cash retainer of $3,750, the Chairman of the Audit Committee will receive an additional cash retainer of $12,000, the Chairman of the Nominating and Governance Committee will receive an additional cash retainer of $5,000 and the Chairman of the Compensation Committee will receive an additional cash retainer of $7,500.
In addition, all directors are reimbursed for reasonable travel and lodging expenses actually incurred in connection with required attendance at Board and committee meetings. On February 26, 2025, the Board increased the annual cash retainer for members of the Audit Committee from $5,000 to $7,000.

Director Compensation Table
The following table provides information on the total compensation earned by each non-employee director of the Company for the fiscal year ended September 30, 2024:
Name	Fees Earned or Paid in Cash $(1)	Stock Awards $(2)	Option Awards $	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Non-qualified Compensation Earnings	All Other Compensation $	Total $
Glen R. Bressner	83,803	60,718	—	—	—	—	144,521
Stephen L. Belland	57,255	60,718	—	—	—	—	117,973
Roger A. Carolin	67,857	60,718	—	—	—	—	128,575
Parizad Olver (Parchi)(3)	34,105	26,702	—	—	—	—	60,807
Garry Dean(4)	5,625	23,272	—	—	—	—	28,897
Denise L. Devine(5)	—	—	—	—	—	—	—

(1)
The amounts reported in this column include fees paid for attendance of Board and Board committee meetings and annual retainer for each non-employee director for the year ended September 30, 2024.

(2)
The amounts reported in this column represent the grant date fair value, computed based on the compensation cost recognized for financial reporting purposes by the Company in accordance with the valuation guidelines of Accounting Standards Codification (“ASC”) 505-50, “Equity-Based Payments to Non-Employees” and ASC 718 “Compensation — Stock Compensation” with respect to the stock awards granted to each non-employee director during the fiscal year ended September 30, 2024. See also Note 3, under the heading “Share-Based Compensation,” to the Company’s audited financial statements as filed in the Annual Report, which sets forth the material assumptions used in determining the compensation cost to the Company with respect to such awards. In addition, as of the close of the fiscal year ended September 30, 2024, none of the non-employee directors held outstanding options to purchase stock of the Company.

(3)
Ms. Olver’s tenure with the Board ended April 18, 2024.

(4)
Garry Dean’s tenure with the Board began May 16, 2024.

(5)
Denise L. Devine’s tenure with the Board began January 27, 2025.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Set forth below is a table identifying the Company’s current executive officers who are not identified in the tables above. Biographical information for Dr. Askarpour is set forth above.
Name	Age	Position
Shahram Askarpour	67	Director and Chief Executive Officer
Jeffrey DiGiovanni	48	Chief Financial Officer
Mr. DiGiovanni, 48, has been our Chief Financial Officer since April 8, 2024. Mr. DiGiovanni previously served as Senior Vice President and Chief Financial Officer of StoneMor Inc. (formerly NYSE: STON), a provider of funeral and cemetery products and services in the death care industry, from September 2019 to May 2023, and prior to that, served as StoneMor Inc.’s Chief Accounting Officer from September 2018 to September 2019. From January 2012 until September 2018, Mr. DiGiovanni was Managing Director at Pine Hill Group, a leading accounting and transaction advisory firm, where he worked with clients to deliver services, including readiness for initial public offerings, financial reporting, including reporting to the Securities and Exchange Commission and technical accounting assistance on complex transactions. Mr. DiGiovanni is a Certified Public Accountant and holds a B.S. in Accounting and an M.S. in Financial Services from Saint Joseph’s University

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of the Company’s Proxy Statement with management, and, based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in the Company’s Proxy Statement for the fiscal year ended September 30, 2024.
Submitted by the Compensation Committee:
Stephen L. Belland (Chairman)
Roger A. Carolin

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of the Company’s executive compensation program and a description of the material factors underlying the decisions that resulted in the compensation provided to the Company’s President and Chief Executive Officer, Chief Financial Officers and Interim Chief Financial Officer for the fiscal year ended September 30, 2024 (referred to herein as our “named executive officers” or “NEOs”). The names of the Company’s 2024 named executive officers, together with their titles during the 2024 fiscal year, are:
Shahram Askarpour — Director, President and Chief Executive Officer
Jeffrey DiGiovanni — Chief Financial Officer(1)
Relland Winand — Interim Chief Financial Officer(2)
Michael Linacre — Former Chief Financial Officer(3)

(1)
Jeffrey DiGiovanni began his tenure as Chief Financial Officer effective April 8, 2024.

(2)
Relland Winand served in the capacity of Interim Chief Financial Officer and Consultant until April 12, 2024.

(3)
On November 8, 2023, Michael Linacre, Chief Financial Officer notified the Company of his resignation from all of his positions with the Company, effective immediately.

Objective of the Company’s Executive Compensation Program
The objective of the Company’s executive compensation program is to attract and retain exceptional individuals as executive officers and to provide key executives with motivation to perform to the full extent of their abilities to maximize the performance of the Company and deliver value to the Company’s shareholders.
What the Company’s Executive Compensation Program is Designed to Reward
Overall, the Company’s executive compensation program is designed to reward the contributions of each individual executive officer, to ensure that each executive officer’s interest is aligned with those of the Company’s shareholders and to provide sufficient incentives to executive officers to ensure their dedication to the Company. As discussed further below, the Company seeks to achieve these goals by providing sufficient base salaries to compensate executives for the day-to-day performance of their duties and awarding cash bonuses based on attainment of the annual personal or corporate goals and objectives established by the Company. Also, from time to time, the Company grants equity-based awards when it believes that such equity awards will further align the interests of executive officers with those of the Company’s shareholders and provide an additional incentive to executive officers to contribute to the achievement of the Company’s financial and strategic objectives. Grants of equity compensation to the Company’s executive officers are made at the discretion of the Compensation Committee and are not timed or coordinated with the release of material nonpublic information nor is the granting of such awards timed in a manner that would enhance the value of such awards.
General Executive Compensation Policies
Process for Setting Total Compensation
Generally, upon hiring or promoting a named executive officer, the Compensation Committee sets the executive’s initial level of base salary and other compensation on the basis of subjective factors, including experience, individual achievements and level of responsibility assumed at the Company, and may consider market compensation practices from time to time. Actual base salaries, cash bonuses and equity-based awards for each named executive officer may be adjusted from year to year based upon each named executive officer’s annual review and level of attainment of personal and corporate goals and objectives, including Company financial performance, shareholder return and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company’s shareholders.

Each named executive officer’s annual review is a subjective process whereby the Chief Executive Officer or the Compensation Committee (as applicable, as described below) evaluates various factors relevant to the named executive officer’s contributions to the Company, such as the executive’s role in the development and execution of strategic plans, leadership skills, motivation and involvement in industry groups. The weight given to such factors may vary from one named executive officer to another.
The Compensation Committee seeks recommendations from the Chief Executive Officer regarding changes to the overall compensation level or any particular element of compensation for the other named executive officers. In addition, the Chief Executive Officer is principally responsible for reviewing each other named executive officer’s performance, and for making recommendations for the Company’s compensation plan for such executive officer for the following fiscal year. The Compensation Committee reviews the recommendations of the Chief Executive Officer in light of his proximity to the other executives and his knowledge of their contributions to the Company. The Compensation Committee independently reviews the performance of the Company’s Chief Executive Officer.
In fiscal years 2023 and 2024, the Compensation Committee engaged FW Cook to advise the Compensation Committee with respect to best practices, competitive market data based on comparison companies and trends in the area of executive compensation, as well as ongoing regulatory considerations. The Compensation Committee has determined that FW Cook, which does not perform any work for the Company other than its services for the Compensation Committee, is independent and that its services do not raise any conflict of interest with the Company or any of the Company’s executive officers or directors.
Consideration of Shareholder Advisory Vote on Executive Compensation
Based upon the vote of the Company’s shareholders at the 2023 annual meeting of shareholders, the Company currently provides its shareholders with the opportunity to cast an advisory vote on executive compensation (a “say-on-pay proposal”) once every three years. At the Company’s annual meeting of shareholders held in 2023, over 98% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes that this voting result affirms shareholders’ strong support of the Company’s approach to executive compensation. The Compensation Committee considers the outcome of the 2023 say-on-pay vote when making compensation decisions for the named executive officers. The next time the Company is scheduled to hold a say-on-pay vote is at the Company’s annual meeting of shareholders to be held in 2026.
Elements of Compensation
The Company’s executive compensation program consists of the following elements of compensation, each described in greater depth below:
•
Base Salary

•
Annual Bonus

•
Equity-Based Compensation; and

•
General Benefits.

In determining the different elements of compensation to provide to the named executive officers, the Compensation Committee does not adhere to a specific allocation between short-term and long-term compensation, or between cash and non-cash compensation. Instead, the Compensation Committee determines the elements of compensation in a manner designed to reward strong financial performance, provide overall compensation opportunities that are sufficient to attract and retain highly skilled named executive officers and ensure that named executive officers’ interests are aligned with those of the Company’s shareholders. This may result in the named executive officers receiving all cash compensation in some years (through base salary and annual bonuses) and a combination of cash and equity-based compensation in other years (through base salary, annual bonuses and equity awards).
Base Salary
The Company pays base salaries to named executive officers because the Company believes that base salaries are essential to recruiting and retaining qualified executives. In addition, base salaries create an incentive for named executive officers to make meaningful contributions to the Company’s success because they are subject to increase based on the executive’s performance. The Compensation Committee sets the initial base salary level upon the hire or promotion of a named executive officer. Base salary levels are determined initially based on the named executive officer’s previous experience and employment, and the named executive officer’s expected duties and responsibilities with respect to the Company and considering market data provided by the Company’s independent compensation consultant. Thereafter, the Compensation Committee may increase a named executive officer’s base salary each year based on the results of the named executive officer’s annual review (which is conducted by the Chief Executive Officer for each of the other named executive officers and by the Compensation Committee for the Chief Executive Officer),the Compensation Committee’s subjective assessment of the Company’s overall performance during the preceding year and market data that may be provided by the Company’s independent compensation consultant
Annual Bonus
The Compensation Committee retains discretion to grant bonus compensation to the named executive officers and other employees of the Company. From time to time, the Company may award discretionary annual bonuses to the named executive officers and may agree, in hiring or promoting a named executive officer, to a target bonus opportunity, expressed as a percentage of base salary, in any case, to be paid only if the Company determines that the Company has attained its financial performance goals or other objectives.
The named executive officers’ fiscal 2024 target annual bonus opportunities were as follows:
Named Executive Officer	Annual Bonus Opportunity as a % of Base Salary
Shahram Askarpour	100%
Jeffrey DiGiovanni	50%
Relland Winand	discretionary
Michael Linacre	30%
66% of the potential annual incentive opportunity was based on the achievement of financial performance targets and the remaining portion of the annual incentive was based on a qualitative assessment of performance. In fiscal 2024, the Company chose Revenue and Operating Income as its financial performance metrics. In the case of Dr. Askarpour, the qualitative assessment considered organic growth, progress on mergers and acquisitions, progress on autonomous flight initiatives, increased strategic partnerships and investor relations activities. In the case of Mr. DiGiovanni, the qualitative assessment considered investor relations activities, quality of financial accounting, mergers and acquisitions support and progress toward additional financing.
Performance Measures	Target 100%	Maximum 150%	Weight %
Revenue ($)	$44,138,000	66,207,000	33%
Adjusted Operating Income ($)	$10,470,428	$15,705,642	33%
Qualitative	—	—	33%
In fiscal 2024, the Company achieved $ 47,198,020 in revenue and $ 11,446,807 in adjusted operating income (See Appendix A), and the Compensation Committee determined that each of Dr. Askarpour and Mr. DiGiovanni achieved their qualitative goals at 100%. Adjusted operating income is a Non-GAAP measure. Appendix A to the Proxy Statement contains an explanation of how we calculate this measure.
As a result, the Compensation Committee approved annual incentive bonuses of $500,000 and $225,000 for Dr. Askarpour and Mr. DiGiovanni, respectively. Interim Chief Financial Officer, Relland Winand received a discretionary bonus of $125,000. Former Chief Financial Officer Micheal Linacre’s October 8, 2023 resignation resulted in the forfeiture of his fiscal year 2024 bonus.
The fiscal 2024 annual cash incentives were paid to Dr. Askarpour on December 20, 2024 and to Mr. DiGiovanni on December 17, 2024, respectively. Relland Winand’s discretionary fiscal 2024 bonus was paid on April 5, 2024. The payments are listed as fiscal 2024 compensation in the Summary Compensation Table in the column labeled “Non-Equity Incentive Plan Compensation.”
Equity-based Compensation
The Company awards equity-based compensation to named executive officers to provide a link between the long-term results achieved for its shareholders and the rewards provided to named executive officers, thereby ensuring that such officers have a continuing stake in the Company’s long-term success (see the section titled “Equity Compensation Plan Information” below).
Such awards are made at the discretion of the Compensation Committee and are not timed or coordinated with the release of material nonpublic information (“MNPI”). In the event MNPI becomes known to the Compensation Committee before granting an equity award, the Compensation Committee will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety. During fiscal 2024, the Company did not grant stock options to any NEO during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company current report on Form 8-K that disclosed any MNPI.
In fiscal 2024, we granted 97,014 option shares and 40,024 RSUs to the Company’s CEO, Dr. Askarpour and 64,599 option shares and 67,156 RSUs to the Company’s CFO, Mr. DiGiovanni. 26% of Dr. Askarpour’s fiscal 2024 granted option shares vested immediately upon the date of grant, and the remaining shares vest 25% on an annual basis such that the entire award will be fully vested four years from the date of grant. Dr. Askarpour’s fiscal 2024 granted RSUs vest 25% on an annual basis such that the entire award will be fully vested on the fourth anniversary of the date of grant. Mr. DiGiovanni’s fiscal 2024 option shares granted and RSUs granted vest 25% on the first anniversary of the award date and in equal quarterly installments thereafter, such that 100% of the awards are vested on the fourth anniversary of the date of grant.
To reward Mr. DiGiovanni for his performance during his first year of employment and incentivize him to continue his performance, the Compensation Committee approved an additional award of 31,746 restricted stock units for Mr. DiGiovanni on June 13, 2024, which is included in the aggregate 67,156 RSU’s granted in fiscal 2024 for Mr. DiGiovanni. The restricted stock units are scheduled to vest 25% on the first anniversary of the award date and in equal quarterly installments thereafter, such that 100% of the RSUs awards are vested on the fourth anniversary date of the RSU’s date of grant.
Neither Relland Winand, the Company’s Interim CFO nor Michael Linacre, the Company’s former CFO received any grants of RSU’s or Stock Options during fiscal 2024. On November 8, 2023, Mr. Linacre notified the Company of his resignation from all of his positions with the Company, effective immediately, which resulted in the forfeiture of 11,503 previously granted non-vested RSUs.
General Benefits
The following are standard benefits offered to all eligible Company employees, including the named executive officers.
Retirement Benefits.   The Company maintains a tax-qualified 401(k) savings plan for all eligible employees, including the named executive officers, known as the Innovative Solutions and Support 401(k) Plan (the “Savings Plan”). The Savings Plan is a voluntary contributory plan under which employees may elect to defer compensation for federal income tax purposes under Section 401(k) of the Code. The Company makes a matching contribution to the Savings Plan at one half of each participant’s deferral rate, limited to a maximum contribution of 4% of base salary and subject to limitations imposed by the Internal Revenue Code.
Medical, Dental, Life Insurance, and Disability Coverage.   The Company makes available medical, dental, life insurance, and disability coverage to all active eligible employees, including the named executive officers.
Other Paid Time-Off Benefits.   The Company provides vacation and other paid holidays to all employees, including the named executive officers.

EMPLOYMENT AGREEMENTS
It is the Company’s general philosophy that all of the Company’s employees should be “at will” employees, thereby allowing both the Company and the employee to terminate the employment relationship at any time and without restriction or financial obligation.
However, in certain cases, the Company has determined that, as a retention device and a means to obtain non-compete arrangements, employment agreements or other contractual agreements are appropriate.
On September 6, 2024, the Company entered into an amendment (the “Amendment”) to the employment agreement dated April 14, 2022 (the “Employment Agreement”) with Shahram Askarpour, the Company’s Chief Executive Officer.
The Amendment amends and restates the severance provisions of the Employment Agreement. As amended, if Dr. Askarpour is terminated by the Company without Cause (as defined in the Employment Agreement) or resigns for Good Reason (as defined in the Amendment), Dr. Askarpour will be entitled to (i) payment of his base salary and (ii) payment of COBRA premiums for Dr. Askarpour and his dependents, in each case for 12 months following the date of Dr. Askarpour’s termination or resignation. The Amendment further provides that, in the event that Dr. Askarpour’s employment is terminated by the Company without Cause or for Good Reason during a period beginning six months prior to, and ending two years following, a Change of Control (as defined in the Employment Agreement), Dr. Askarpour shall receive, in lieu of the severance benefits set forth above, the following benefits from the Company: (i) an amount in cash equal to twice the sum of (a) Dr. Askarpour’s base salary and (b) the maximum annual cash bonus and/or other incentive compensation opportunity available to Dr. Askarpour; (ii) immediate vesting of all unvested equity awards held by Dr. Askarpour; (iii) extension of the exercise period with respect to any options held by Dr. Askarpour for a period lasting until the earlier of two years following Dr. Askarpour’s termination and the expiration date of the option; and (iv) payment of the employer portion of health and disability insurance coverage substantially comparable to the coverage Dr. Askarpour received from the Company immediately prior to Dr. Askarpour’s termination, for a period of 18 months following Dr. Askarpour’s termination.
The Amendment provides that delivery by the Company of a Nonrenewal Notice (as defined in the Employment Agreement) to Dr. Askarpour will be treated as a termination without Cause on the last day of the applicable term.
The Amendment sets forth the definition of “Good Reason,” which includes, absent Dr. Askarpour’s prior written consent and subject to certain exceptions relating to a Change of Control of the Company, (i) any material reduction in Dr. Askarpour’s title, duties, responsibilities or authority, (ii) any material reduction of Dr. Askarpour’s aggregate compensation, (iii) relocation of Dr. Askarpour’s primary work location that results in an increase in Dr. Askarpour’s one-way commute by more than 25 miles, (iv) in the event of a Change of Control, failure or refusal of a successor to the Company to either materially assume the Company’s obligations under the Employment Agreement or enter into a new employment agreement with Dr. Askarpour on terms that are materially similar to those provided under the Employment Agreement, or (v) a material breach of the Employment Agreement by the Company. Under the Amendment, Good Reason shall not be deemed to exist unless (i) the Company receives notice of the alleged basis for Good Reason and fails to cure the deficiency within 30 days after receiving such notice and (ii) Dr. Askarpour terminates his employment within 30 days after the expiration of such 30-day cure period.
The Company entered into an amended and restated employment agreement with Dr. Askarpour on April 14, 2022, in connection with his appointment as Chief Executive Officer of the Company on January 14, 2022. The initial term of the employment agreement began on April 14, 2022, and the initial term ended on April 13, 2024. Pursuant to the terms of the agreement, however, the term extends for one additional year each subsequent April 14, unless either party provides written notice to the other party at least 30 days prior to the expiration of the then-current term that the term will not be renewed. The agreement provides for a base salary of $400,000 per year, which the Company determined to be appropriate given Dr. Askarpour’s increased duties and responsibilities as Chief Executive Officer. If Dr. Askarpour’s employment is terminated by the Company without “cause” or by Dr. Askarpour for “good reason,” then, subject to Dr. Askarpour’s execution and non-revocation of a release of claims in favor of the Company, the Company will continue to pay Dr. Askarpour his base salary at the rate then in effect for a period of twelve (12) months following his termination date, during which period the Company will also pay Dr. Askarpour’s COBRA premiums. The employment agreement contains covenants restricting Dr. Askarpour’s ability to compete with the Company or solicit its employees, other service providers, or current, former, or prospective customers for twelve (12) months after the cessation of Dr. Askarpour’s employment. The employment agreement also contains standard confidentiality, assignment of invention, and non-disparagement provisions.
The Company entered into an offer letter agreement with Mr. DiGiovanni on March 18, 2024, in connection with his hiring as the Chief Financial Officer of the Company. The offer letter provided for a base salary of $325,000 per year pro-rated from Mr. DiGiovanni’s start date, an annual target bonus amount equal to 50% of his base salary, a grant of restricted common stock of the Company (as described in the section titled “Equity-Based Compensation” above) and a grant of stock options. If Mr. DiGiovanni’s employment is terminated by the Company without “cause,” then, subject to Mr. DiGiovanni’s execution and non-revocation of a release of claims in favor of the Company, the Company would continue to pay Mr. DiGiovanni his base salary at the rate then in effect for a period of six months following his termination date in addition to a pro-rata bonus for the year of termination based on the actual bonus he would have been paid absent such termination. The offer letter contained covenants restricting Mr. DiGiovanni’s ability to compete with the Company or solicit its employees, other service providers, or current, former, or prospective customers for 12 months after the cessation of Mr. DiGiovanni’s employment. The offer also contained standard confidentiality, assignment of invention, and non-disparagement provisions.
The Company entered into an offer letter agreement with former Chief Financial Officer, Michael. Linacre on June 1, 2022, in connection with his hiring as the Chief Financial Officer of the Company. The offer letter provided for a base salary of $230,000 per year, an annual target bonus amounts equal to 30% of his base salary, a grant of restricted common stock of the Company (as described in the section titled “Equity-based Compensation” above) and certain relocation benefits. If Mr. Linacre’s employment was terminated without “cause,” then, subject to Mr. Linacre’s execution and non-revocation of a release of claims in favor of the Company, the Company would continue to pay Mr. Linacre his base salary at the rate then in effect for a period of six months following his termination date in addition to a pro-rata bonus for the year of termination based on the actual bonus he would have been paid absent such termination. The offer letter contained covenants restricting Mr. Linacre’s ability to compete with the Company or solicit its employees, other service providers, or current, former, or prospective customers for 12 months after the cessation of Mr. Linacre’s employment. The offer also contained standard confidentiality, assignment of invention, and non-disparagement provisions.
On November 8, 2023, Mr. Linacre resigned from all of his positions with the Company. In connection with his resignation, Mr. Linacre received continued salary compensation in the amount of $62,500.
In connection with Mr. Linacre’s resignation, on November 8, 2023, Relland M. Winand was appointed as the interim Chief Financial Officer of the Company. Mr. Winand had previously served the Company as Chief Financial Officer from December 2014 until his retirement in July 2022, after serving as the Company’s Controller from September 2014 to December 2014.
On November 9, 2023, the Company entered into an offer letter (the “Offer Letter”) with Mr. Winand with respect to his employment as the Company’s Interim Chief Financial Officer. Pursuant to the Offer Letter, Mr. Winand received an annual base salary of $250,000 and was eligible to participate in the Company’s benefit plans and programs generally available to employees of the Company, including retirement and health and welfare plans. Subsequent to Mr. Winands employment termination as Interim Chief Financial Officer, Mr. Winand received continued salary compensation in an amount of $165,000, which includes a one-time discretionary bonus of $125,000.
Change in Control Benefits
The Compensation Committee has the authority to accelerate the vesting of Company equity awards granted to named executive officers under the 2019 Plan upon a change in control of the Company (except for certain transactions that are expressly carved out under the 2019 Plan). The Company believes that such accelerated vesting is essential to maintaining the commitment and dedication of its key employees throughout a potential change in control of the Company. Unless otherwise determined by the Compensation Committee or provided in an award agreement, “change in control” is generally defined for these purposes as:
•
the acquisition, in one or more transactions during any 12-month period by any “person” (as such term is used for purposes of section 13(d) or section 14(d) of the Exchange Act) but excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries, of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of forty percent (40%) or more of the combined voting power of the Company’s then outstanding voting securities;

•
a change in the composition of the Board during any 12-month period such that the individuals who at the beginning of such period constituted the Board cease to constitute a majority of the Board;

•
the consummation of a merger or consolidation involving the Company, if the shareholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation; or

•
a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company.

Under Dr. Askarpour’s amended and restated employment agreement, in the event of a “change in control,” if a successor to the Company fails or refuses to either materially assume the Company’s obligations under Dr. Askarpour’s employment agreement or enter into a new employment agreement with Dr. Askarpour on terms that are materially similar to those provided under his employment agreement, then Dr. Askarpour may terminate his employment with “good reason” and, subject to his execution and non-revocation of a release of claims in favor of the Company, the Company will continue to pay Dr. Askarpour his base salary at the rate then in effect for a period of 12 months following his termination date, during which period the Company will also pay Dr. Askarpour’s COBRA premiums. For purposes of Dr. Askarpour’s employment agreement, “change in control” is generally defined for these purposes as:
•
a “person” (as such term is used for purposes of section 13(d) or section 14(d) of the Exchange Act) but excluding, for this purpose, any employee benefit plan of the Company or its subsidiaries, is or becomes a “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the combined voting power of the Company’s then outstanding voting securities;

•
a change in the composition of the Board during any 2-year period such that the individuals who at the beginning of such period constituted the Board cease to constitute a majority of the Board;

•
the consummation of a merger or consolidation involving the Company, if the shareholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, at least 75% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation; or

•
a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company.

On June 20, 2024, the Company entered into a Change in Control Agreement with Mr. DiGiovanni (the “Change in Control Agreement”). Pursuant to the Change in Control Agreement, in the event Mr. DiGiovanni is terminated (i) by the Company without Cause, or (ii) by Mr. DiGiovanni for Good Reason during the period beginning six months prior to and ending two years following a Change in Control of the Company (the terms “Cause,” “Change in Control” and “Good Reason” are defined in the Change in Control Agreements), Mr. DiGiovanni will be entitled to receive an amount equal to two times the sum of (A) his base salary in effect immediately prior to the Change in Control, and (B) the maximum annual cash bonus and/or other incentive compensation opportunity available to Mr. DiGiovanni (as determined by the Board in its sole discretion). The Change in Control benefit will be paid in one lump sum on the 60th day following termination of employment, provided that the executive has executed and delivered a release of claims and the statutory period during which he or she may revoke that release has expired on or before that 60th day. Upon such termination, (x) all unvested equity awards held by Mr. DiGiovanni will immediately become vested and exercisable, (y) any options held by Mr. DiGiovanni at the time of such termination will continue to be exercisable until the earlier of two years following the date of such termination and the option’s original expiration date, and (z) the Company will provide Mr. DiGiovanni with health (medical, dental and vision) and disability coverage substantially comparable to the coverage Mr. DiGiovanni was receiving from the Company immediately prior to the Change in Control for a period of eighteen months following such termination.
Stock Ownership/Retention Requirements
The Company has adopted a Stock Ownership and Retention Policy that applies to its Section 16 officers. We believe that the Stock Ownership and Retention Policy aligns the interests of our management team, directors and shareholders.
The ownership requirement for our CEO and our executive officers is calculated as a multiple-of-based salary, as noted below:
Position	Minimum Ownership of Common Stock (as multiple of base salary)
CEO	3x
Other Section 16 Officers	1x
Compliance with the minimum share ownership requirement is determined annually as of December 31 each year and commenced December 31, 2024. Individuals who have not yet attained the minimum share ownership requirement must retain 50% of his or her shares acquired upon the (i) vesting of restricted stock or restricted stock units, (ii) if applicable, the exercise of options, reduced by shares retained or tendered to cover taxes or the exercise price of options.
Qualifying shares that count toward the ownership requirement include:
•
Shares owned outright (including shares held through an IRA, 401(k) account, spouse or dependent children, or shares held in trust for the benefit of the owner, his or her spouse, or his or her dependent children); and

•
Shares underlying equity awards that are deferred shares.

Tax and Accounting Considerations
The Company considers tax and accounting implications in determining all elements of its executive compensation program. Section 162(m) of the Code generally denies a federal income tax deduction for compensation exceeding $1,000,000 paid in a taxable year to the Chief Executive Officer, the Chief Financial Officer or any of the three highest compensated officers (other than the Chief Executive Officer and Chief Financial Officer). The Compensation Committee considers the impact of this deductibility limitation on the compensation that it intends to award and may pay compensation that is not deductible if it determines that doing so is in the best interest of the Company and consistent with the Company’s executive compensation program.
The Compensation Committee considers the impact of various forms of compensation on the Company’s financial results. In particular, the Compensation Committee considers the potential impact on current and future financial results of all equity compensation that it approves.

SUMMARY COMPENSATION TABLE
This Summary Compensation Table provides information on the total compensation earned by each named executive officer for fiscal years ended September 30, 2024, 2023 and 2022.
Name and Principal Position	Year	Salary $(4)(5)(6)	Bonus $	Non-Equity Incentive Plan Compensation $	Option Awards $(2)	Stock Awards $(2)	All Other Compensation $(1)	Total $
Shahram Askarpour Chief Executive Officer	2024	500,000	—	500,000	1,280,624	683,307	8,258	2,972,189
	2023	400,000	—	355,816	852,000	819,000	12,592	2,439,408
	2022	369,616	300,000	—	—	—	6,585	676,201
Jeffrey DiGiovanni Chief Financial Officer	2024	156,250	143,750	81,250	249,998	449,994	2,185	1,083,427
Relland Winand Interim Chief Financial Officer	2024	147,692	125,000	—	—	—	4,308	277,000
Michael Linacre Former Chief Financial Officer	2024	116,594	—	—	—	—	1,006	117,600
	2023	233,770	—	118,605	111,264	49,994	162,491	676,124
	2022	53,077	25,000	—	—	49,997(3)	—	128,074

(1)
The amounts set forth in this column represent (i) for Dr. Askarpour’s, Mr. DiGiovanni’s and Mr. Winand’s contributions to their Savings Plan accounts for the applicable fiscal year, and (ii) for Mr. Linacre’s, $154,761 in relocation benefits and $7,730 in contributions to his Savings Plan account for the applicable fiscal year.

(2)
These amounts represent the aggregate grant date fair value determined in accordance with the valuation guidelines of ASC Topic 718 “Stock Compensation” with respect to the options granted to the named executive officers in the applicable year. See also Note 3, under the heading “Share-Based Compensation,” in the Company’s audited financial statements as filed in the Annual Report. The values do not correspond to the actual value that will be recognized by the named executive officers at the time such awards vest.

(3)
This award was inadvertently excluded from the Company’s 2022 proxy statement; however, the details of the award have been previously disclosed on a Form 4 filed with the SEC.

(4)
Mr. DiGiovanni’s fiscal 2024 annual base salary was $325,000, however his fiscal 2024 pro-rata salary paid from date of hire for fiscal 2024 was $156,250.

(5)
Mr. Winand’s fiscal 2024 annual base salary was $250,00, however his fiscal 2024 pro-rata salary paid from date of hire for fiscal 2024 was $147,692 which included a retainer compensation of $40,000.

(6)
Mr. Linacre’s fiscal 2024 annual base salary reflects pro-rata compensation as Mr. Linacre’s employment with the Company terminated effective as of November 8, 2023 and included retainer compensation of $62,500.

Grants Of Plan-Based Awards
The following table sets forth information about non-equity and equity awards granted to the named executive officers in the fiscal year ended September 30, 2024.
		Estimated Future Payouts under Non-Equity Incentive Plan Awards			All other stock awards:	All other option awards:	Exercise price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Number of shares of stock or units (#)	Number of securities underlying options (#)
Shahram Askarpour		—	500,000	750,000
Shahram Askarpour	2/22/2024				40,024			325,000
Shahram Askarpour	2/22/2024					97,000	8.12	429,000
Jeffrey DiGiovanni			162,500	243,750
Jeffrey DiGiovanni	4/08/2024				35,410			250,000
Jeffrey DiGiovvani	4/08/2024					64,599	7.06	250,000
Jeffrey DiGiovanni	6/13/2024				31,746			200,000

(1)
The amounts included in this column are the dollar amounts representing the grant date fair value of each restricted stock unit or option share, as applicable, calculated in accordance with FASB ASC Topic 817, and do not represent the actual value that may be recognized by the named executive officers upon vesting of restricted stock units or options.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table provides outstanding equity awards for the named executive officers as of the end of fiscal year 2024:
	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Shahram Askarpour	201,000(1)	—	8.19	1/11/2033	37,500(4)	244,500
Shahram Askarpour	25,000(2)	—	8.12	2/22/2034	40,024(5)	260,956
Shahram Askarpour		72,014(3)	8.12	2/22/2034
		—
Jeffrey DiGiovanni		64,599(6)	7.06	4/08/2034	35,410(6)	230,873
Jeffrey DiGiovanni					29,100(7)	189,732

(1)
The award becomes vested according to the following schedule: following the first anniversary of the date of grant, the award shall vest in three equal tranches upon the issuer’s common stock achieving or having achieved prior to such anniversary, specified prices per share.

(2)
The award vested in full at the date of grant.

(3)
The award becomes vested according to the following schedule: 25% on the first anniversary of grant date and then 25% per quarter for the next three successive anniversary years from date of grant.

(4)
The award becomes vested according to the following schedule: 25% on the first anniversary of grant date and 25% per quarter for the next three successive anniversary dates from date of grant.

(5)
The award becomes vested according to the following schedule: 8.33% at 9/30/24, and 8.33% at the end of each calendar quarter end thereafter.

(6)
The award becomes vested according to the following schedule: 25% on the first anniversary of grant date and 8.33% at the end of each calendar quarter end thereafter.

(7)
The award becomes vested according to the following schedule: 8.33% on September 30, 2024, 8.33% on December 31, 2024, 8.33% on the first anniversary of grant date and 8.33% at the end of each calendar quarter end thereafter.

OPTION EXERCISES AND STOCK VESTED
The following table provides information on the value of stock options that were exercised and stock awards that vested during the fiscal year ended September 30, 2024, for each of our named executive officers:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise $	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Shahram Askarpour	—	—	25,000	176,438
Jeffrey DiGiovanni	—	—	2,646	17,252
Michael Linacre	—	—	493	3,614

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Dr. Askarpour’s amended and restated employment agreement provides that if his employment is terminated by the Company without “cause” or by Dr. Askarpour for “good reason,” then, subject to his execution and non-revocation of a release of claims in favor of the Company, the Company will continue to pay Dr. Askarpour his base salary at the rate then in effect for a period of 12 months following his termination date, during which period the Company will also pay Dr. Askarpour’s COBRA premiums. If Dr. Askarpour’s employment were terminated by the Company without “cause” or for “good reason” on September 30, 2024, the total amounts payable to Dr. Askarpour would have been $526,243. For purposes of Dr. Askarpour’s employment agreement, “cause” generally means (a) the commission by or conviction of Dr. Askarpour, or plea of guilty or nolo contendere to, a felony or any crime involving dishonesty, disloyalty, or moral turpitude; (b) Dr. Askarpour’s willful misconduct or willful failure substantially to perform the duties of his position or his willful refusal to comply with the lawful directives of the Board; (c) a breach by Dr. Askarpour of his employment agreement or any written policies of the Company applicable to Dr. Askarpour; (d) any act or omission by Dr. Askarpour constituting dishonesty, fraud or embezzlement, or an intentional violation of Dr. Askarpour’s duty of loyalty to the Company under law; (e) Dr. Askarpour’s gross negligence in the performance of his duties; or (f) Dr. Askarpour’s poor job performance or other improper conduct not otherwise described above, except that cause shall not exist based solely on clauses (e) or (f), unless the Company has given Dr. Askarpour written notice of its intent to terminate his employment for cause, and allowed Dr. Askarpour 30 days to cure such alleged poor job performance or other improper conduct. For purposes of Dr. Askarpour’s employment agreement, “good reason” generally means (a) a material reduction of Dr. Askarpour’s duties, responsibilities or authority; (b) a reduction of Dr. Askarpour’s base salary; (c) failure or refusal of a successor to the Company to either materially assume the Company’s obligations under Dr. Askarpour’s employment agreement or enter into a new employment agreement with Dr. Askarpour on terms that are materially similar to those provided under his employment agreement, in any case, in the event of a “change in control”; (d) a relocation of Dr. Askarpour’s primary work location that results in an increase in his one-way commute by more than 25 miles; or (e) a material breach of Dr. Askarpour’s employment agreement by the Company. See the section titled “Compensation Discussion and Analysis” for additional information.
Mr. DiGiovanni offer letter provided that if his employment is terminated by the Company without “cause,” then, subject to his execution and non-revocation of a release of claims in favor of the Company, the Company would continue to pay Mr. DiGiovanni his base salary at the rate then in effect for a period of six months following his termination date in addition to a pro-rata bonus for the year of termination based on the actual bonus he would have been paid absent such termination. If Mr. DiGiovanni’s employment were terminated by the Company without “cause” on September 30, 2024, the total amounts payable to Mr. DiGiovanni would have been $175,621. For purposes of Mr. DiGiovanni’s offer letter, “cause” generally means (a) the indictment or conviction of Mr. DiGiovanni, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude or dishonesty; (b) Mr. DiGiovanni’s intentional action or an act of fraud, dishonesty or theft affecting the property, reputation, or business of the Company or its affiliates; (c) Mr. DiGiovanni’s willful and persistent neglect of his duties and responsibilities; (d) Mr. DiGiovanni’s failure or refusal to carry out the lawful directives of the Board; (e) Mr. DiGiovanni’s diverting any business opportunity of the Company or its affiliates for his own personal gain; (f) Mr. DiGiovanni’s omission of or misrepresentation of a significant fact on his employment application or resume; or (g) Mr. DiGiovanni misuse of alcohol or drugs affecting his work performance. See the section titled “Compensation Discussion and Analysis” for additional information.
Pursuant to the Change in Control Agreement with Mr. DiGiovanni effective June 20, 2024, in the event Mr. DiGiovanni is terminated (i) by the Company without Cause, or (ii) by Mr. DiGiovanni for Good Reason during the period beginning six months prior to and ending two years following a Change in Control of the Company (the terms “Cause,” “Change in Control” and “Good Reason” are defined in the Change in Control Agreements), Mr. DiGiovanni will be entitled to receive an amount equal to two times the sum of (A) his base salary in effect immediately prior to the Change in Control, and (B) the maximum annual cash bonus and/or other incentive compensation opportunity available to Mr. DiGiovanni (as determined by the Board in its sole discretion). The Change in Control benefit will be paid in one lump sum on the 60th day following termination of employment, provided that the executive has executed and delivered a release of claims and the statutory period during which he or she may revoke that release has expired on or before that 60th day. Upon such termination, (x) all unvested equity awards held by Mr. DiGiovanni will immediately become vested and exercisable, (y) any options held by Mr. DiGiovanni at the time of such termination will continue to be exercisable until the earlier of two years following the date of such termination and the option’s original expiration date, and (z) the Company will provide Mr. DiGiovanni with health (medical, dental and vision) and disability coverage substantially comparable to the coverage Mr. DiGiovanni was receiving from the Company immediately prior to the Change in Control for a period of 18 months following such termination.
Pursuant to an June 1, 2022 offer letter agreement with former Chief Financial Officer, Michael Linacre, if Mr. Linacre’s employment was terminated without “cause,” then, subject to Mr. Linacre’s execution and non-revocation of a release of claims in favor of the Company, the Company would continue to pay Mr. Linacre his base salary at the rate then in effect for a period of six months following his termination date in addition to a pro-rata bonus for the year of termination based on the actual bonus he would have been paid absent such termination. The offer letter contained covenants restricting Mr. Linacre’s ability to compete with the Company or solicit its employees, other service providers, or current, former, or prospective customers for 12 months after the cessation of Mr. Linacre’s employment. The offer also contained standard confidentiality, assignment of invention, and non-disparagement provisions.
On November 8, 2023, Mr. Linacre resigned from all of his positions with the Company. In connection with his resignation, Mr. Linacre received continued salary compensation in the amount of $62,500.
On November 9, 2023, the Company entered into an offer letter (the “Offer Letter”) with Mr. Winand with respect to his employment as the Company’s Interim Chief Financial Officer. Pursuant to the Offer Letter, Mr. Winand received an annual base salary of $250,000 and was eligible to participate in the Company’s benefit plans and programs generally available to employees of the Company, including retirement and health and welfare plans. Mr. Winand’s Offer Letter contained no termination or change in control provisions. Subsequent to Mr. Winands employment termination as Interim Chief Financial Officer, Mr. Winand received continued salary compensation in an amount of $165,000, which includes a one-time discretionary bonus of $125,000.
The Company’s Compensation Committee has the authority to accelerate the vesting of Company stock options granted to named executive officers under the 2019 Plan upon a change in control of the Company. See the section titled “Compensation Discussion and Analysis” for additional information.

PAY VERSUS PERFORMANCE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and as a “smaller reporting company” as defined by the Regulation S-K, we provide the following disclosure regarding executive compensation and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown.
PAY VERSUS PERFORMANCE
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3)	Value of Initial Fixed $100 Investment Based on TSR(4)	Net Income ($MM)
2024	$2,972,189	$1,564,964	$492,676	$404,050	$92.88	$7.00
2023	$2,439,408	$2,394,368	$676,259	$661,666	$108.26	$6.02
2022	$676,201	$676,201	$188,028	$206,087	$122.93	$5.52

(1)
The Principal Executive Officer (“PEO”) in 2023 and 2024 is Shahram Askarpour. The Non-PEO NEOs for whom the average compensation is presented in this table for 2024 is Mr. Jeffrey DiGiovanni, Mr. Michael Linacre and Mr. Relland Winand. The Non-PEO NEOs for whom the average compensation is presented in this table for 2023 and 2022 is Michael Linacre.

(2)
The amounts shown as Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s NEOs. These amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions for the PEO and NEOs set forth below. Amounts excluded, which are set forth in the Exclusion of Stock Awards columns below, represent the Stock Awards amounts from the applicable Summary Compensation Table. Amounts included in the Inclusion of Equity Values column below are the aggregate of the following components, as applicable: the fair value as of the end of the fiscal year of unvested equity awards granted in that year; the change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year; and the change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year, less the fair value at the end of the prior year of awards granted prior to the year that failed to meet applicable vesting conditions during the year. Equity values are calculated in accordance with FASB ASC Topic 718.

(4)
Dollar values assume $100 was invested in the Company for the cumulative periods from September 30, 2021 to September 30, 2024 for fiscal 2024, from September 30, 2021 to September 30,2023 for fiscal 2023 and from September 30, 2021 to September 30, 2022 for fiscal 2022, respectively and assumes reinvestment of the pre-tax value of dividends paid. Historical stock performance is not necessarily indicative of future stock performance.

ADJUSTMENTS MADE TO DETERMINE COMPENSATION ACTUALLY PAID
		2024	2023	2022
Summary Compensation Table Total	PEO	$2,972,189	2,439,408	676,201
	Average Non- PEO NEOs	$492,676	676,259	188,028
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table	PEO	$879,018	1,671,000	—
	Average Non- PEO NEOs	$233,331	161,258	49,997
Fair value as of the end of the covered year of awards granted during year that remain unvested as of year-end	PEO	$505,456	689,560	—
	Average Non- PEO NEOs	$140,203	154,923	68,056
Increase/Deduction for change in fair value from prior year-end to current year-end of awards granted prior to that year that were outstanding and unvested as of year-end	PEO	$—	—	—
	Average Non- PEO NEOs	$—	(6,092)	—
Increase for fair value as of the vesting dates for awards granted during year that vest during the year	PEO	$51,250	936,400	—
	Average Non- PEO NEOs	$5,751	—	—
Increase/Deduction for change in fair value from prior year-end to vesting date of awards granted prior to that year that vested during year	PEO	$—	—	—
	Average Non- PEO NEOs	$(44)	(2,030)	—
Deduction for fair value of awards granted prior to year that were forfeited during year	PEO	$—	—	—
	Average Non- PEO NEOs	$(1,205)	—	—
Compensation Actually Paid	PEO	$1,564,964	2,394,368	676,201
	Average Non- PEO NEOs	$404,050	661,666	206,087

Description of Relationship Between NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the three-year period from fiscal 2022 through fiscal 2024.

Compensation Actually Paid versus Cumulative TSR
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
-
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
2022
2023
2024
PEO
AVERAGE NEO
TSR

Description of Relationship Between NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our net income during the three-year period from fiscal 2022 through fiscal 2024.

Compensation Actually Paid versus Net Income
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
-
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
2022
2023
2024
PEO
AVERAGE NEO
Net Income

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about Company common stock that may be issued upon the exercise of options and pursuant to other awards under all of the Company’s existing equity compensation plans and arrangements as of September 30, 2024, including the 2019 Plan.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	361,613	$7.97	1,426,916
Equity compensation plans not approved by security holders	—	—	—
Total	361,613	$7.97	1,426,916
In the fiscal years ended September 30, 2024, 2023 and 2022, awards were granted to the Company’s non-employee directors under the Company’s then-existing equity compensation plans and arrangements with respect to 43,986, 36,182 and 19,047 shares, respectively.
2019 Stock-Based Incentive Compensation Plan
The 2019 Plan was approved by the Company’s shareholders at the Company’s Annual Meeting of Shareholders held on April 2, 2019. The 2019 Plan authorizes the grant of stock appreciation rights, restricted stock, options and other equity-based awards. Options granted under the 2019 Plan may be either “incentive stock options” as defined in Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options, as determined by the Compensation Committee.
Subject to an adjustment necessary upon a stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange,

extraordinary or unusual cash distribution, or similar corporate transaction or event, the maximum number of shares of common stock available for awards under the 2019 Plan was 750,000, plus 139,691 shares of common stock that were authorized but unissued under the Company’s 2019 Stock-Based Incentive Compensation Plan as of the effective date of the 2019 Plan (i.e., April 2, 2019), all of which were permitted to be issued pursuant to awards of incentive stock options. On April 18, 2024, the Company amended the original 2019 Stock-Based Incentive Compensation Plan to include an additional 1,200,000 authorized shares available for issuance (from 750,000 to 1,950,000). As of September 30, 2024, there were 1,426,916 shares of common stock available for awards under the 2019 Plan.
If any award is forfeited, terminates or otherwise is settled for any reason without an actual distribution of shares to the participant, the related shares of common stock subject to such award will again be available for future grant. Any shares tendered by a participant in payment of the exercise price of an option or the tax liability with respect to an award (including, in any case, shares withheld from any such award) will not be available for future grant under the 2019 Plan. If there is any change in the Company’s corporate capitalization, the Compensation Committee must proportionately and equitably adjust the number and kind of shares of common stock which may be issued in connection with future awards, the number and kind of shares of common stock covered by awards then outstanding under the 2019 Plan, the aggregate number and kind of shares of common stock available under the 2019 Plan, any applicable individual limits on the number of shares of common stock available for awards under the 2019 Plan, the exercise or grant price of any award, or if deemed appropriate, make provision for a cash payment with respect to any outstanding award. In addition, the Compensation Committee may make adjustments in the terms and conditions of any awards, including any performance goals, in recognition of unusual or non-recurring events affecting the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.
The 2019 Plan will terminate on April 2, 2029, unless earlier terminated by the Board. Termination will not affect the outstanding awards at the time of termination. The Board may amend, alter, suspend, discontinue, or terminate the 2019 Plan without shareholder approval, provided that shareholder approval is required for any amendment which (i) would increase the number of shares subject to the 2019 Plan; (ii) would decrease the price at which awards may be granted; or (iii) would require shareholder approval by law, regulation, or the rules of any stock exchange or automated quotation system.

SHAREHOLDER PROPOSALS
Shareholders wishing to submit proposals for inclusion in the proxy statement for the 2026 annual meeting of shareholders must submit such proposals to the Company at 720 Pennsylvania Drive, Exton, PA 19341, Attention: Shahram Askarpour. In order for the proposal to be included in the proxy statement for the 2026 annual meeting of shareholders, the shareholder submitting the proposal must meet certain eligibility standards and comply with the procedures established by the SEC as set forth in Rule 14a-8 of the Exchange Act.
The Company’s Amended and Restated Bylaws provide that a shareholder proposal (including a shareholder nomination of a director) must meet certain predetermined requirements in order to be considered at an annual meeting of shareholders. In order to be considered timely, a shareholder’s proposal must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders. However, in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, proposals must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The notice to the President must set forth certain information as specified in the Company’s Amended and Restated Bylaws. In order to be included in the Company’s 2026 Annual Meeting proxy statement any shareholder proposal or director nomination must be received at the address listed above by November 5, 2025, but not before October 6, 2025, which is 120 days and 150 days, respectively, prior to the anniversary date of the release of this Proxy Statement.
Pursuant to Rule 14a-4(c)(1), as amended, under the Exchange Act, which governs a company’s use of discretionary proxy voting authority for a shareholder proposal which the shareholder has not sought to include in the proxy statement, if a proponent of a proposal fails to notify a company at least 45 days prior to the month and day of mailing of the prior year’s proxy statement (or any date specified in an advance notice provision), then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to the Company’s 2026 Annual Meeting of Shareholders, if the Company does not receive notice of a shareholder proposal, which the shareholder has not previously sought to include in the proxy statement, by January 19, 2026 the management proxies will be allowed to use their discretionary authority.
As of the date of this Proxy Statement, the Board knows of no other business which may properly be and is likely to be brought before the Annual Meeting. If a shareholder proposal that was excluded from this Proxy Statement in accordance with Rule 14a-8 of the Exchange Act or the Company’s Amended and Restated Bylaws is properly brought before the Annual Meeting, it is intended that the proxy holders will use their discretionary authority to vote the proxies against said proposal. If any other matters should arise at the Annual Meeting, shares of common stock represented by proxies will be voted at the discretion of the proxy holders.
This Proxy Statement contains certain references to the Company’s website, www.innovative-ss.com. None of the information on the Company’s website is incorporated by reference in this Proxy Statement.
By Order of the Board of Directors
/s/ Shahram Askarpour President and Chief Executive Officer March 5, 2025

Appendix A — Adjusted Operating Income Reconciliation
Operating Income	$9,661,537
Acquisition related costs	1,172,363
CFO transition, ATM Costs and other strategic initiatives	612,907
Adjusted Operating Income	$11,446,807

A-1

INNOVATIVE SOLUTIONS AND SUPPORT, INC.
720 Pennsylvania Drive
Exton, Pennsylvania 19341
610-646-9800
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE APRIL 17, 2025 ANNUAL MEETING OF SHAREHOLDERS
The undersigned hereby appoints Mr. Shahram Askarpour and Jeffrey DiGiovanni and either of them as proxies, each with power of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated on the reverse side, all the shares of Common Stock held of record by the undersigned on February 20, 2025 at the Annual Meeting of Shareholders of Innovative Solutions and Support, Inc., to be held on April 17, 2025, at the Company’s corporate offices, 720 Pennsylvania Drive, Exton, Pennsylvania, beginning at 10:00 a.m. local time, or at any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE AS TO ANY PARTICULAR ITEM, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN PROPOSAL NO. 1 AND IN FAVOR OF PROPOSAL NO. 2.
☒   Please mark your votes as in this example.
1.
Election of each of the Dr. Shahram Askarpour, Messrs. Roger A. Carolin, Glen R. Bressner Stephen L. Belland, Garry Dean, and Ms. Denise L. Devine as directors of the Company for a term of one year:

Shahram Askarpour	☐	FOR NOMINEE	☐	WITHHOLD AUTHORITY
Stephen L. Belland	☐	FOR NOMINEE	☐	WITHHOLD AUTHORITY
Glen R. Bressner	☐	FOR NOMINEE	☐	WITHHOLD AUTHORITY
Roger A. Carolin	☐	FOR NOMINEE	☐	WITHHOLD AUTHORITY
Garry Dean	☐	FOR NOMINEE	☐	WITHHOLD AUTHORITY
Denise L. Devine	☐	FOR NOMINEE	☐	WITHHOLD AUTHORITY

2.
Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2025:

☐ FOR	☐ AGAINST	☐ ABSTAIN
PLEASE SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.
720 Pennsylvania Drive
Exton, Pennsylvania 19341
610-646-9800
In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL NO. 1, AND “FOR” PROPOSAL NO. 2
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN PROPOSAL NO. 1 AND IN FAVOR OF PROPOSAL NO. 2.
Attendance of the undersigned at the meeting, or at any adjournment or postponement thereof, will not be deemed to revoke this proxy, unless the undersigned shall affirmatively indicate at such meeting or session the intention of the undersigned to vote said share(s) in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial, or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity, as well as individually.
PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Date:

SIGNATURE
Date:

SIGNATURE (if jointly owned)
Note: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.
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Please check this box if you plan to attend the meeting.

BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O INNOVATIVE SOLUTIONS AND SUPPORT, INC.P.O. BOX 1342BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-
paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V63885-P26230 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY INNOVATIVE SOLUTIONS AND SUPPORT, INC. The Board of Directors recommends you vote FOR the following proposal: Election of each of Messrs. Shahram Askarpour, Roger A. Carolin, Glen R. Bressner, Garry Dean, Stephen L. Belland and Ms. Denise L. Devine as directors of the Company for a term of one year. 1a. Shahram Askarpour 1b.Roger A. Carolin!!1c.Glen R. Bressner!!3.1d.Garry Dean!!1e.Stephen L. Belland!!1f.Denise L. Devine!!YesNo Please indicate if you plan to attend this meeting. The Board of Directors recommends you vote FOR the following proposal: Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2025. To transact any other business that may properly come before the meeting. For Against Abstain Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V63886-P26230 INNOVATIVE SOLUTIONS AND SUPPORT, INC.720 PENNSYLVANIA DRIVE, EXTON, PENNSYLVANIA 19341THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY FOR THE APRIL 17, 2025 ANNUAL MEETING OF SHAREHOLDERSThe undersigned hereby appoints Mr. Shahram Askarpour and Jeffrey DiGiovanni and either of them as proxies, each with power of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated on the reverse side, all the shares of Common Stock held of record by the undersigned on February 20, 2025 at the Annual Meeting of Shareholders of Innovative Solutions and Support, Inc., to be held on April 17, 2025, at the Company's corporate offices, 720 Pennsylvania Drive, Exton, Pennsylvania 19341, beginning at 10:00 a.m. local time, or at any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE AS TO ANY PARTICULAR ITEM, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN PROPOSAL NO. 1, AND IN FAVOR OF PROPOSAL NO. 2.PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IMMEDIATELY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.